EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER


                  AGREEMENT AND PLAN OF MERGER, dated as of November 9, 1995, by and among Fairchild Industries, Inc., a Delaware corporation ("Fairchild"), RHI Holdings, Inc., a Delaware corporation ("RHI"), The Fairchild Corporation, a Delaware corporation ("TFC"), and Shared Technologies Inc., a Delaware corporation ("Shared Technologies").


                              W I T N E S S E T H :

                  WHEREAS, the Boards of Directors of Fairchild and Shared Technologies have approved the merger of Fairchild with and into Shared
Technologies (the "Merger") upon the terms and subject to the conditions set forth herein and in accordance with the laws of the State of Delaware;

                  WHEREAS, RHI, which is a wholly owned subsidiary of TFC, is the sole owner of all of the outstanding common stock of Fairchild and has approved the Merger upon the terms and subject to the conditions set forth herein, and RHI has received an irrevocable proxy from the holder of approximately 9.84% of Shared Technologies' common stock (based on the shares outstanding as of the date hereof) agreeing to vote for the Merger;

                  WHEREAS, Fairchild is the sole owner of 100% of the issued and outstanding capital stock of VSI Corporation ("VSI");

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound, agree as follows:


                                    ARTICLE I

                                     MERGER

                  1.1 The Merger. At the Effective Time (as hereinafter defined), Fairchild shall be merged with and into Shared Technologies as provided herein. Thereupon, the corporate existence of Shared Technologies, with all its purposes, powers and objects, shall continue unaffected and unimpaired by the

Merger, and the corporate identity and existence, with all the purposes, powers and objects, of Fairchild shall be merged with and into Shared Technologies and Shared Technologies as the corporation surviving the Merger shall be fully vested therewith and shall change its name to "Shared Technologies Fairchild Inc." The separate existence and corporate organization of Fairchild shall cease upon the Merger becoming effective as herein provided and thereupon Fairchild and Shared Technologies shall be a single corporation, Shared Technologies Fairchild Inc. (herein sometimes called the "Surviving Corporation"). Prior to the Effective Time, Fairchild and its subsidiaries will undergo a corporate reorganization (the "Fairchild Reorganization") pursuant to which all the assets of Fairchild and its subsidiaries (other than certain indebtedness and preferred stock) will be transferred to, and liabilities of Fairchild and its subsidiaries will be assumed by, RHI except for the assets and liabilities comprising the telecommunications systems and service business of Fairchild Communications Services Company, which as a result of said reorganization, will reside in VSI, all as described on Schedule 9.1. Except where indicated to the contrary, all references herein to "Fairchild" shall be deemed to refer to Fairchild as it will exist following the Fairchild Reorganization and, accordingly, none of the representations, warranties, restrictions or covenants contained in this Agreement apply to the businesses, operations, assets or liabilities of Fairchild Industries, Inc. and its subsidiaries other than as they relate to the telecommunications systems and service business of Fairchild, and each of TFC, RHI and Fairchild may operate such other businesses and assets (including without limitation selling assets and businesses and incurring liabilities) as it deems appropriate in the exercise of its business judgment.

                  1.2 Filing. As soon as practicable after the requisite approval of the Merger by the stockholders of Shared Technologies and the fulfillment or waiver of the conditions set forth in Sections 9.1, 9.2 and 9.3 or on such later date as may be mutually agreed to between Fairchild and Shared Technologies, the parties hereto will cause to be filed with the office of the Secretary of State of the State of Delaware, a certificate of merger (the
"Certificate of Merger"), in such form as required by, and executed in accordance with, the relevant provisions of the Delaware General Corporation Law (the "DGCL").

                  1.3 Effective Time of the Merger. The Merger shall be effective at the time that the filing of the Certificate of

Merger with the office of the Secretary of State of the State of Delaware is completed, or at such later time specified in such Certificate of Merger, which time is herein sometimes referred to as the "Effective Time" and the date thereof is herein sometimes referred to as the "Effective Date."


                                   ARTICLE II

                     CERTIFICATE OF INCORPORATION; BY-LAWS;
                             SHAREHOLDERS AGREEMENT

                  2.1   Certificate  of   Incorporation.   The   Certificate  of
Incorporation  of  Shared  Technologies,  as  amended  in  accordance  with this
Agreement,   shall  be  the  Certificate  of   Incorporation  of  the  Surviving
Corporation.

                  2.2 By-Laws. The By-Laws of Shared Technologies, as amended in accordance with this Agreement, shall be the By-Laws of the Surviving Corporation until the same shall thereafter be altered, amended or repealed in accordance with law, the Certificate of Incorporation of the Surviving Corporation or said By-Laws.

                  2.3 Shareholders Agreement. At the Effective Time, Shared Technologies, RHI and Anthony D. Autorino shall enter into a shareholders agreement in the form of Exhibit A hereto (the "Shareholders Agreement") providing for the election of directors and officers of the Surviving Corporation.


                                   ARTICLE III

                              CONVERSION OF SHARES

                  3.1 Conversion. At the Effective Time the issued shares of capital stock of Fairchild shall, by virtue of the Merger and without any action on the part of the holders thereof, become and be converted as follows: (A) each outstanding share of Common Stock, $100.00 par value per share, of Fairchild (the "Fairchild Common Stock") shall be converted into and become the right to receive a Pro Rata Amount (as defined below) of the Merger Consideration (as defined below); and (B) each outstanding share of Series A Preferred Stock, without par value, of Fairchild (the "Series A Preferred Stock") and each outstanding share of Series C Preferred Stock, without par value, of Fairchild (the "Series C Preferred Stock") shall be converted into the right to receive an amount in cash equal to $45.00 per share ($44,237,745 in the aggregate for all such shares of Series A Preferred Stock and Series C Preferred Stock) plus accrued and unpaid dividends thereon to the Effective Time. "Merger Consideration" means (x) 6,000,000 shares of Common Stock, $.004 par value per share, of Shared Technologies (the "Technologies Common Stock"), (y) shares of Convertible Preferred Stock of Shared Technologies (the "Convertible Preferred Stock") having an initial aggregate liquidation value of $25,000,000 and the other terms set forth on the attached Schedule 3.1(a) and (z) shares of Special Preferred Stock of Shared Technologies (the "Special Preferred Stock") having an initial aggregate liquidation value of $20,000,000 and the other terms set forth on the attached Schedule 3.1(b). The Convertible Preferred Stock and Special Preferred Stock are collectively referred to as the "Preferred Stock." With respect to any share of capital stock, "Pro Rata Amount" means the product of the Merger Consideration multiplied by a fraction, the numerator of which is one and the denominator of which is the aggregate number of all issued and outstanding shares of such capital stock on the Effective Date.

                  3.2 Preferred Stock Pledge. Immediately after the Effective Time, RHI shall pledge all of the shares of Preferred Stock then issued to it (other than shares of Convertible Preferred Stock having an aggregate liquidation preference of $1,500,000) to secure RHI's and Fairchild's obligations under the Indemnification Agreement of TFC and RHI (the form of which is attached as Exhibit B-1 hereto) pursuant to the terms of a Pledge Agreement (the form of which is attached as Exhibit C hereto) and with a pledge agent mutually agreed upon by the parties. Such shares will be released from such pledge on the later to occur of (i) third anniversary of the Effective Time and (ii) the date on which the consolidated net worth (computed in accordance with generally accepted accounting principles) of The Fairchild Corporation at such time (or evidenced by any audited balance sheet) is at least (x) $25 million greater than such net worth at September 30, 1995 (excluding for such purpose any value attributed to the Preferred Stock on such balance sheet) and
(y) $225 million (including for such purpose the value of the Preferred Stock).


                                   ARTICLE IV

                          CERTAIN EFFECTS OF THE MERGER

                  4.1 Effect of the Merger. On and after the Effective Time and pursuant to the DGCL, the Surviving Corporation shall possess all the rights, privileges, immunities, powers, and purposes of each of Fairchild and Shared Technologies; all the property, real and personal, including subscriptions to shares, causes of action and every other asset (including books and records) of Fairchild and Shared Technologies, shall vest in the Surviving Corporation without further act or deed; and the Surviving Corporation shall assume and be liable for all the liabilities, obligations and penalties of Fairchild and Shared Technologies; provided, however, that this shall in no way impair or affect the indemnification obligations of any party pursuant to indemnification agreements entered into in connection with this Agreement. No liability or obligation due or to become due and no claim or demand for any cause existing against either Fairchild or Shared Technologies, or any stockholder, officer or director thereof, shall be released or impaired by the Merger, and no action or proceeding, whether civil or criminal, then pending by or against Fairchild or Shared Technologies, or any stockholder, officer or director thereof, shall abate or be discontinued by the Merger, but may be enforced, prosecuted, settled or compromised as if the Merger had not occurred, and the Surviving Corporation may be substituted in any such action or proceeding in place of Fairchild or Shared Technologies.

                  4.2 Further Assurances. If at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of either of Fairchild or Shared Technologies, the officers of such corporation are fully authorized in the name of their corporation or otherwise to take, and shall take, all such further action and TFC will, and cause each of its subsidiaries (direct or indirect) to, take all actions reasonably requested by the Surviving Corporation (at the Surviving Corporation's expense) in furtherance thereof.


                                    ARTICLE V

              REPRESENTATIONS AND WARRANTIES OF SHARED TECHNOLOGIES

                  Shared Technologies represents and warrants to Fairchild that:

                  5.1 Organization and Qualification. Each of Shared Technologies and its subsidiaries (which for purposes of this Agreement, unless indicated to the contrary, shall not include Shared Technologies Cellular, Inc.) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of Shared Technologies and its subsidiaries is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except for failures to be so qualified or in good standing which would not, individually or in the aggregate, have a material adverse effect on the general affairs, management, business, operations, condition (financial or otherwise) or prospects of Shared Technologies and its subsidiaries taken as a whole (a "Shared Technologies Material Adverse Effect"). Neither Shared
Technologies nor any of its subsidiaries is in violation of any of the provisions of its Certificate of Incorporation (or other applicable charter document) or By-Laws. Shared Technologies has delivered to Fairchild accurate and complete copies of the Certificate of Incorporation (or other applicable charter document) and By-Laws, as currently in effect, of each of Shared Technologies and its subsidiaries.

                  5.2 Capital Stock of Subsidiaries. The only direct or indirect subsidiaries of Shared Technologies are those listed in Section 5.2 of the Disclosure Statement previously delivered by Shared Technologies to Fairchild (the "Disclosure Statement"). Shared Technologies is directly or indirectly the record (except for directors' qualifying shares) and beneficial owner (including all qualifying shares owned by directors of such subsidiaries as reflected in
Section 5.2 of the Disclosure Statement) of all of the outstanding shares of capital stock of each of its subsidiaries, there are no proxies with respect to such shares, and no equity securities of any of such subsidiaries are or may be required to be issued by reason of any options, warrants, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock of any such subsidiary, and there are no contracts, commitments, understandings or arrangements by which any such subsidiary is bound to issue additional shares of its capital stock or securities convertible into or exchangeable for such shares. Other than as set forth in Section 5.2 of the Disclosure Statement, all of such shares so owned by Shared Technologies are validly issued, fully paid and nonassessable and are owned by it free and clear of any claim, lien or encumbrance of any kind with respect thereto. Except as disclosed in Section 5.2 of the Disclosure Statement, Shared Technologies does not directly or indirectly own any interest in any corporation, partnership, joint venture or other business association or entity.

                  5.3 Capitalization. The authorized capital stock of Shared Technologies consists of 20,000,000 shares of Common Stock, par value $.004 per share, and 10,000,000 shares of Preferred Stock, par value $.01 per share. As of the date hereof, 8,495,815 shares of Common Stock were issued and outstanding and 1,527,970 shares of Preferred Stock were issued and outstanding. All of such issued and outstanding shares are validly issued, fully paid and nonassessable and free of preemptive rights. As of the date hereof 5,022,083 shares of Common Stock were reserved for issuance upon exercise of outstanding convertible securities, warrants, options, and options which may be granted under the stock option plans of Shared Technologies (the "Stock Option Plans"), all of which warrants, options and Stock Option Plans are listed and described in Section 5.3 of the Disclosure Statement. Other than the Stock Option Plans, Shared Technologies has no other plan which provides for the grant of options to purchase shares of capital stock, stock appreciation or similar rights or stock awards. Except as set forth above, there are not now, and at the Effective Time, except for shares of Common Stock issued after the date hereof upon the conversion of convertible securities and the exercise of warrants and options outstanding on the date hereof or issued after the date hereof pursuant to the Stock Option Plans, there will not be, any shares of capital stock of Shared Technologies issued or outstanding or any subscriptions, options, warrants, calls, claims, rights (including without limitation any stock appreciation or similar rights), convertible securities or other agreements or commitments of any character obligating Shared Technologies to issue, transfer or sell any of its securities.

                  5.4 Authority Relative to This Agreement. Shared Technologies has full corporate power and authority to execute and deliver this Agreement and to consummate the Merger and other transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Merger and other transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Shared Technologies and no other corporate proceedings on the part of Shared Technologies are necessary to authorize this Agreement or to consummate the Merger or other transactions contemplated hereby (other than, with respect to the Merger, the approval of Shared Technologies' stockholders pursuant to Section 251(c) of the DGCL). This Agreement has been duly and validly executed and delivered by Shared Technologies and, assuming the due authorization, execution and delivery hereof by Fairchild, constitutes a valid and binding agreement of Shared Technologies, enforceable against Shared Technologies in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general equitable or fiduciary principles.

                  5.5      No Violations, etc.

                  (a) Assuming that all filings, permits, authorizations, consents and approvals or waivers thereof have been duly made or obtained as contemplated by Section 5.5(b) hereof, except as listed in Section 5.5 of the Disclosure Statement, neither the execution and delivery of this Agreement by Shared Technologies nor the consummation of the Merger or other transactions contemplated hereby nor compliance by Shared Technologies with any of the provisions hereof will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or suspension of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Shared Technologies or any of its subsidiaries under, any of the terms, conditions or provisions of (x) their respective charters or by-laws, (y) except as set forth in Section 5.5 of the Disclosure Statement, any note, bond, mortgage, indenture or deed of trust, or (z) any license, lease, agreement or other instrument or obligation to which Shared Technologies or any such subsidiary is a party or to which they or any of their respective properties or assets may be subject, or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Shared Technologies or any of its subsidiaries or any of their respective properties or assets, except, in the case of clauses (i)(z) and (ii) above, for such violations, conflicts, breaches, defaults, terminations, suspensions, accelerations, rights of termination or acceleration or creations of liens, security interests, charges or encumbrances which would not, individually or in the aggregate, either have a Shared Technologies Material Adverse Effect or materially impair Shared Technologies' ability to consummate the Merger or other transactions contemplated hereby.

                  (b) No filing or registration with, notification to and no permit, authorization, consent or approval of any governmental entity is required by Shared Technologies in connection with the execution and delivery of this Agreement or the consummation by Shared Technologies of the Merger or other transactions contemplated hereby, except (i) in connection with the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (iii) the approval of Shared Technologies' stockholders pursuant to the DGCL, (iv) filings with applicable state public utility commissions and (v) such other filings, registrations, notifications, permits, authorizations, consents or approvals the failure of which to be obtained, made or given would not, individually or in the aggregate, either have a Shared Technologies Material Adverse Effect or materially impair Shared Technologies' ability to consummate the Merger or other transactions contemplated hereby.

                  (c) As of the date hereof, Shared Technologies and its subsidiaries are not in violation of or default under (x) their respective charter or bylaws, and (y) except as set forth in Section 5.5 of the Disclosure Statement, any note, bond, mortgage, indenture or deed of trust, or (z) any license, lease, agreement or other instrument or obligation to which Shared Technologies or any such subsidiary is a party or to which they or any of their respective properties or assets may be subject, except, in the case of clauses
(y) and (z) above, for such violations or defaults which would not, individually or in the aggregate, either have a Shared Technologies Material Adverse Effect or materially impair Shared Technologies' ability to consummate the Merger or other transactions contemplated hereby.

                  5.6      Commission Filings; Financial Statements.

                  (a) Shared Technologies has filed all required forms, reports and documents during the past three years (collectively, the "SEC Reports") with the Securities and Exchange Commission (the "SEC"), all of which complied when filed in all material respects with all applicable requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act") and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"). As of their respective dates the SEC Reports (including all exhibits and schedules thereto and documents incorporated by reference therein) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited consolidated interim financial statements of Shared Technologies and its subsidiaries included or incorporated by reference in such SEC Reports have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and fairly present the consolidated financial position of Shared Technologies and its subsidiaries as of the dates thereof and the consolidated results of operations and consolidated cash flows for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments and to the extent they may not include footnotes or may be condensed or summary statements).

                  (b) Shared Technologies will deliver to Fairchild as soon as they become available true and complete copies of any report or statement mailed by it to its securityholders generally or filed by it with the SEC, in each case subsequent to the date hereof and prior to the Effective Time. As of their respective dates, such reports and statements (excluding any information therein provided by Fairchild, as to which Shared Technologies makes no representation) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading and will comply in all material respects with all applicable requirements of law. The audited consolidated financial statements and unaudited consolidated interim financial statements of Shared Technologies and its subsidiaries to be included or incorporated by reference in such reports and statements (excluding any information therein provided by Fairchild, as to which Shared Technologies makes no representation) will be prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and will fairly present the consolidated financial position of Shared Technologies and its subsidiaries as of the dates thereof and the consolidated results of operations and consolidated cash flows for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments and to the extent they may not include footnotes or may be condensed or summary statements).

                  5.7 Absence of Changes or Events. Except as set forth in Shared Technologies' Form 10-K for the fiscal year ended December 31, 1994, as filed with the SEC, since December 31, 1994:

                  (a) there has been no material adverse change, or any development involving a prospective material adverse change, in the general affairs, management, business, operations, condition (financial or otherwise) or prospects of Shared Technologies and its subsidiaries taken as a whole;

                  (b) there has not been any direct or indirect redemption, purchase or other acquisition of any shares of capital stock of Shared Technologies or any of its subsidiaries, or any declaration, setting aside or payment of any dividend or other distribution by Shared Technologies or any of its subsidiaries in respect of its capital stock (except for the distribution of the shares of Shared Technologies Cellular, Inc.);

                  (c) except in the ordinary course of its business and consistent with past practice neither Shared Technologies nor any of its subsidiaries has incurred any indebtedness for borrowed money, or assumed, guaranteed, endorsed or otherwise as an accommodation become responsible for the obligations of any other individual, firm or corporation, or made any loans or advances to any other individual, firm or corporation;

                  (d) there has not been any change in accounting methods, principles or practices of Shared Technologies or its subsidiaries;

                  (e) except in the ordinary course of business and for amounts which are not material, there has not been any revaluation by Shared Technologies or any of its subsidiaries of any of their respective assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivables;

                  (f) there has not been any damage, destruction or loss, whether covered by insurance or not, except for such as would not, individually or in the aggregate, have a Shared Technologies Material Adverse Effect; and

                  (g) there has not been any agreement by Shared Technologies or any of its subsidiaries to (i) do any of the things described in the preceding clauses (a) through (f) other than as expressly contemplated or provided for in this Agreement or (ii) take, whether in writing or otherwise, any action which, if taken prior to the date of this Agreement, would have made any representation or warranty in this Article V untrue or incorrect.

                  5.8 Proxy Statement. None of the information supplied by Shared Technologies for inclusion in the proxy statement to be sent to the shareholders of Shared Technologies in connection with the Special Meeting (as hereinafter defined), including all amendments and supplements thereto (the "Proxy Statement"), shall on the date the Proxy Statement is first mailed to shareholders, at the time of the Special Meeting or at the Effective Time, be false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Special Meeting which has become false or misleading. None of the information to be filed by Fairchild and Shared Technologies with the SEC in connection with the Merger or in any other documents to be filed with the SEC or any other
regulatory  or   governmental
agency or authority in connection with the transactions contemplated hereby, including any amendments thereto (the "Other Documents"), insofar as such information was provided or supplied by Shared Technologies, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement shall comply in all material respects with the requirements of the Exchange Act.

                  5.9 Litigation. Except as set forth in Section 5.9 of the Disclosure Statement, there is no (i) claim, action, suit or proceeding pending or, to the best knowledge of Shared Technologies or any of its subsidiaries, threatened against or relating to Shared Technologies or any of its subsidiaries before any court or governmental or regulatory authority or body or arbitration tribunal, or (ii) outstanding judgment, order, writ, injunction or decree, or application, request or motion therefor, of any court, governmental agency or arbitration tribunal in a proceeding to which Shared Technologies, any subsidiary of Shared Technologies or any of their respective assets was or is a party except, in the case of clauses (i) and (ii) above, such as would not, individually or in the aggregate, either have a Shared Technologies Material Adverse Effect or materially impair Shared Technologies' ability to consummate the Merger.

                  5.10 Insurance. Section 5.10 of the Disclosure Statement lists all insurance policies in force on the date hereof covering the businesses, properties and assets of Shared Technologies and its subsidiaries, and all such policies are currently in effect. True and complete copies of all such policies have been delivered to Fairchild. Except as set forth in Section 5.10 of the Disclosure Statement, Shared Technologies has not received notice of the cancellation of any such insurance policy.

                  5.11 Title to and Condition of Properties. Except as set forth in Section 5.11 of the Disclosure Statement, Shared Technologies and its subsidiaries have good title to all of the real property and own outright all of the personal property (except for leased property or assets) which is reflected on Shared Technologies' and its subsidiaries' December 31, 1994 audited consolidated balance sheet contained in Shared Technologies' Form 10-K for the fiscal year ended December 31, 1994 filed with the SEC (the "Balance Sheet") except for property since sold or otherwise disposed of in the ordinary course of business and consistent with past practice. Except as set forth in Section 5.11 of the Disclosure Statement, no such real or personal property is subject to claims, liens or encumbrances, whether by mortgage, pledge, lien, conditional sale agreement, charge or otherwise, except for those which would not, individually or in the aggregate, have a Shared Technologies Material Adverse Effect. Section
5.11 of the Disclosure Statement contains a true and complete list of all real properties owned by Shared Technologies and its subsidiaries.

                  5.12 Leases.  There has been made  available to Fairchild true and complete copies of each lease requiring the payment of rentals aggregating at least $35,000 per annum pursuant to which real or personal property is held under lease by Shared Technologies or any of its subsidiaries, and true and complete copies of each lease pursuant to which Shared Technologies or any of its subsidiaries leases real or personal property to others. A true and complete list of all such leases is set forth in Section 5.12 of the Disclosure Statement. All of the leases so listed are valid and subsisting and in full force and effect and are subject to no default with respect to Shared
Technologies or its subsidiaries, as the case may be, and, to Shared Technologies' knowledge, are in full force and effect and subject to no default with respect to any other party thereto, and the leased real property is in good and satisfactory condition.

                  5.13  Contracts  and  Commitments.  Other than as disclosed in
Section 5.13 of the Disclosure Statement, no existing contract or commitment contains an agreement with respect to any change of control that would be triggered by the Merger. Other than as set forth in Section 5.13 of the Disclosure Statement, neither this Agreement, the Merger nor the other transactions contemplated hereby will result in any outstanding loans or borrowings by Shared Technologies or any subsidiary of Shared Technologies becoming due, going into default or giving the lenders or other holders of debt instruments the right to require Shared Technologies or any of its subsidiaries to repay all or a portion of such loans or borrowings.

                  5.14 Labor Matters. Each of Shared Technologies and its subsidiaries is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and neither Shared Technologies nor any of its subsidiaries is engaged in any unfair labor practice. There is no labor strike, slowdown or stoppage pending (or, to the best knowledge of Shared Technologies, any labor strike or stoppage threatened) against or affecting Shared Technologies or any of its subsidiaries. No petition for certification has been filed and is pending before the National Labor Relations Board with respect to any employees of Shared Technologies or any of its subsidiaries who are not currently organized.

                  5.15 Compliance with Law. Except for matters set forth in the Disclosure Statement, neither Shared Technologies nor any of its subsidiaries has violated or failed to comply with any statute, law, ordinance, regulation, rule or order of any foreign, federal, state or local government or any other governmental department or agency, or any judgment, decree or order of any court, applicable to its business or operations, except where any such violation or failure to comply would not, individually or in the aggregate, have a Shared Technologies Material Adverse Effect; the conduct of the business of Shared Technologies and its subsidiaries is in conformity with all foreign, federal, state and local energy, public utility and health requirements, and all other foreign, federal, state and local governmental and regulatory requirements, except where such nonconformities would not, individually or in the aggregate, have a Shared Technologies Material Adverse Effect. Shared Technologies and its subsidiaries have all permits, licenses and franchises from governmental agencies required to conduct their businesses as now being conducted, except for such permits, licenses and franchises the absence of which would not, individually or in the aggregate, have a Shared Technologies Material Adverse Effect.

                  5.16 Board Recommendation. The Board of Directors of Shared Technologies has, by a majority vote at a meeting of such Board duly held on, or by written consent of such Board dated, November 9, 1995, approved and adopted this Agreement, the Merger and the other transactions contemplated hereby, determined that the Merger is fair to the holders of shares of Shared Technologies Common Stock and recommended that the holders of such shares of Common Stock approve and adopt this Agreement, the Merger and the other transactions contemplated hereby.

                  5.17 Employment and Labor Contracts. Neither Shared Technologies nor any of its subsidiaries is a party to any employment, management services, consultation or other similar contract with any past or present officer, director, employee or other person or, to the best of Shared Technologies' knowledge, any entity affiliated with any past or present officer, director or employee or other person other than those set forth in Section 5.17 of the Disclosure Statement and other than those which (x) have a term of less than one year and (y) involve payments of less than $30,000 per year, in each case true and complete copies of which contracts have been delivered to Fairchild, and other than the agreements executed by employees generally, the forms of which have been delivered to Fairchild.

                  5.18 Patents and Trademarks. Shared Technologies and its subsidiaries own or have the right to use all patents, patent applications, trademarks, trademark applications, trade names, inventions, processes, know-how and trade secrets necessary to the conduct of their respective businesses, except for those which the failure to own or have the right to use would not, individually or in the aggregate, have a Shared Technologies Material Adverse Effect ("Proprietary Rights"). All issued patents and trademark registrations and pending patent and trademark applications of the Proprietary Rights have previously been delivered to Fairchild. No rights or licenses to use Proprietary Rights have been granted by Shared Technologies or its subsidiaries except those listed in Section 5.18 of the Disclosure Statement; and no contrary assertion has been made to Shared Technologies or any of its subsidiaries or notice of conflict with any asserted right of others has been given by any person except those which, even if correct, would not, individually or in the aggregate, have a Shared Technologies Material Adverse Effect. Shared Technologies has not given notice of any asserted claim or conflict to a third party with respect to Shared Technologies' Proprietary Rights. True and complete copies of all material license agreements under which Shared Technologies or any of its subsidiaries is a licensor or licensee have been delivered to Fairchild.

                  5.19 Taxes.  "Tax" or "Taxes"  shall mean all federal,  state, local and foreign taxes, duties, levies, charges and assessments of any nature, including social security payments and deductibles relating to wages, salaries and benefits and payments to subcontractors (to the extent required under applicable Tax law), and also including all interest, penalties and additions imposed with respect to such amounts. Except as set forth in Section 5.19 of the Disclosure Statement: (i) Shared Technologies and its subsidiaries have prepared and timely filed or will timely file with the appropriate governmental agencies all franchise, income and all other material Tax returns and reports required to be filed for any period ending on or before the Effective Time, taking into account any extension of time to file granted to or obtained on behalf of Shared Technologies and/or its subsidiaries; (ii) all material Taxes of Shared Technologies and its subsidiaries in respect of the pre-Merger period have been paid in full to the proper authorities, other than such Taxes as are being contested in good faith by appropriate proceedings and/or are adequately reserved for in accordance with generally accepted accounting principles; (iii) all deficiencies resulting from Tax examinations of federal, state and foreign income, sales and franchise and all other material Tax returns filed by Shared Technologies and its subsidiaries have either been paid or are being contested in good faith by appropriate proceedings; (iv) to the best knowledge of Shared Technologies, no deficiency has been asserted or assessed against Shared Technologies or any of its subsidiaries, and no examination of Shared Technologies or any of its subsidiaries is pending or threatened for any material amount of Tax by any taxing authority; (v) no extension of the period for assessment or collection of any material Tax is currently in effect and no extension of time within which to file any material Tax return has been requested, which Tax return has not since been filed; (vi) no material Tax liens have been filed with respect to any Taxes; (vii) Shared Technologies and each of its subsidiaries will not make any voluntary adjustment by reason of a change in their accounting methods for any pre-Merger period that would affect the taxable income or deductions of Shared Technologies or any of its subsidiaries for any period ending after the Effective Date; (viii) Shared Technologies and its subsidiaries have made timely payments of the Taxes required to be deducted and withheld from the wages paid to their employees; (ix) the Tax Sharing Agreement under which Shared Technologies or any subsidiary will have any obligation or liability on or after the Effective Date is attached as Exhibit E; (x) Shared Technologies has foreign losses as defined in Section 904(f)(2) of the Code listed in Section 5.19 of the Disclosure Statement; (xi) Shared Technologies and its subsidiaries have unused foreign tax credits set forth in Section 5.19 of the Disclosure Statement; and (xii) to the best knowledge of Shared Technologies, there are no transfer pricing agreements made with any taxation authority involving Shared Technologies and its subsidiaries.

                  5.20     Employee Benefit Plans; ERISA.

                  (a) Except as set forth in Section 5.20 of the Disclosure Statement, there are no "employee pension benefit plans" as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), covering employees employed in the United States, maintained or contributed to by Shared Technologies or any of its subsidiaries, or to which Shared Technologies or any of its subsidiaries contributes or is obligated to make payments thereunder or otherwise may have any liability ("Pension Benefits Plans").

                  (b) Shared Technologies has furnished Fairchild with a true and complete schedule of all "welfare benefit plans" (as defined in Section 3(1) of ERISA) covering employees employed in the United States, maintained or contributed to by Shared Technologies or any of its subsidiaries ("Welfare Plans"), all multiemployer plans as defined in Section 3(37) of ERISA covering employees employed in the United States to which Shared Technologies or any of its subsidiaries is required to make contributions or otherwise may have any liability, and, to the extent covering employees employed in the United States, all stock bonus, stock option, restricted stock, stock appreciation right, stock purchase, bonus, incentive, deferred compensation, severance and vacation plans maintained or contributed to by Shared Technologies or a subsidiary.

                  (c) Shared Technologies and each of its subsidiaries, and each of the Pension Benefit Plans and Welfare Plans, are in compliance with the applicable provisions of ERISA (the "Code") and other applicable laws except where the failure to comply would not, individually or in the aggregate, have a Shared Technologies Material Adverse Effect.

                  (d) All  contributions  to, and  payments  from,  the  Pension
Benefit Plans which are required to have been made in accordance with the Pension Benefit Plans and, when applicable, Section 302 of ERISA or Section 412 of the Code have been timely made except where the failure to make such contributions or payments on a timely basis would not, individually or in the aggregate, have a Shared Technologies Material Adverse Effect. All contributions required to have been made in accordance with

Section 302 of ERISA or Section 412 of the Code to any employee pension benefit plan (as defined in Section 3(2) of ERISA) maintained by an ERISA Affiliate of Shared Technologies or any of its subsidiaries have been timely made except where the failure to make such contributions on a timely basis would not individually or in the aggregate have a Shared Technologies Material Adverse Effect. For purposes of this Agreement, "ERISA Affiliate" shall mean any person (as defined in Section 3(9) of ERISA) that is a member of any group of persons described in Section 414(b), (c), (m) or (o) of the Code of which Shared Technologies or a subsidiary is a member.

                  (e) The  Pension  Benefit  Plans  intended  to  qualify  under
Section 401 of the Code are so qualified and have been determined by the Internal Revenue Service ("IRS") to be so qualified and nothing has occurred with respect to the operation of such Pension Benefit Plans which would cause the loss of such qualification or exemption or the imposition of any material liability, penalty or tax under ERISA or the Code. Such plans have been or will be, on a timely basis, (i) amended to comply with changes to the Code made by the Tax Reform Act of 1986, the Unemployment Compensation Amendments of 1992, the Omnibus Budget Reconciliation Act of 1993, and other applicable legislative, regulatory or administrative requirements; and (ii) submitted to the Internal Revenue Service for a determination of their tax qualification, as so amended; and no such amendment will adversely affect the qualification of such plans.

                  (f) Each Welfare Plan that is intended to qualify for exclusion of benefits thereunder from the income of participants or for any other tax-favored treatment under any provisions of the Code (including, without limitation, Sections 79, 105, 106, 125 or 129 of the Code) is and has been maintained in compliance with all pertinent provisions of the Code and Treasury Regulations thereunder.

                  (g) Except as disclosed in Shared Technologies' Form 10-K for the fiscal year ended December 31, 1994, there are (i) no investigations pending, to the best knowledge of Shared Technologies, by any governmental entity involving the Pension Benefit Plans or Welfare Plans, (ii) no termination proceedings involving the Pension Benefit Plans and (iii) no pending or, to the best of Shared Technologies' knowledge, threatened claims (other than routine claims for benefits), suits or proceedings against any Pension Benefit or Welfare Plan, against the assets of any of the trusts under any Pension Benefit or Welfare Plan or against any fiduciary of any Pension Benefit or Welfare Plan with respect to the operation of such plan or asserting any rights or claims to benefits under any Pension Benefit or Welfare Plan or against the assets of any trust under such plan, which would, in the case of clause (i), (ii) or (iii) of this paragraph (f), give rise to any liability which would, individually or in the aggregate, have a Shared Technologies Material Adverse Effect, nor, to the best of Shared
Technologies' knowledge, are there any facts which would give rise to any liability which would, individually or in the aggregate, have a Shared Technologies Material Adverse Effect in the event of any such investigation, claim, suit or proceeding.

                  (h) None of Shared Technologies, any of its subsidiaries or any employee of the foregoing, nor any trustee, administrator, other fiduciary or any other "party in interest" or "disqualified person" with respect to the Pension Benefit Plans or Welfare Plans, has engaged in a "prohibited transaction" (as such term is defined in Section 4975 of the Code or Section 406 of ERISA) which would be reasonably likely to result in a tax or penalty on Shared Technologies or any of its subsidiaries under Section 4975 of the Code or
Section 502(i) of ERISA which would, individually or in the aggregate, have a Shared Technologies Material Adverse Effect.

                  (i) Neither the Pension Benefit Plans subject to Title IV of ERISA nor any trust created thereunder has been terminated nor have there been any "reportable events" (as defined in Section 4043 of ERISA and the regulations thereunder) with respect to either thereof which would, individually or in the aggregate, have a Shared Technologies Material Adverse Effect nor has there been any event with respect to any Pension Benefit Plan requiring disclosure under
Section 4063(a) of ERISA or any event with respect to any Pension Benefit Plan requiring disclosure under Section 4041(c)(3)(C) of ERISA which would, individually or in the aggregate, have a Shared Technologies Material Adverse Effect.

                  (j) Neither Shared Technologies nor any subsidiary of Shared Technologies has incurred any currently outstanding liability to the Pension Benefit Guaranty Corporation (the "PBGC") or to a trustee appointed under
Section 4042(b) or (c) of ERISA other than for the payment of premiums, all of which have been paid when due. No Pension Benefit Plan has applied for, or received, a waiver of the minimum funding standards imposed by Section 412 of the Code. The information supplied to the actuary by Shared Technologies or any of its subsidiaries for use in preparing the most recent actuarial report for Pension Benefit Plans is complete and accurate in all material respects.

                  (k) Neither Shared Technologies, any of its subsidiaries nor any of their ERISA Affiliates has any liability (including any contingent liability under Section 4204 of ERISA) with respect to any multiemployer plan, within the meaning of Section 3(37) of ERISA, covering employees employed in the United States.

                  (l) Except as disclosed in Section 5.20 of the Disclosure Statement, with respect to each of the Pension Benefit and Welfare Plans, true, correct and complete copies of the following documents have been delivered to
Fairchild: (i) the current plans and related trust documents, including amendments thereto, (ii) any current summary plan descriptions, (iii) the most recent Forms 5500, financial statements and actuarial reports, if applicable,
(iv) the most recent IRS determination letter, if applicable; and (v) if any application for an IRS determination letter is pending, copies of all such applications for determination including attachments, exhibits and schedules thereto.

                  (m) Neither Shared Technologies, any of its subsidiaries, any organization to which Shared Technologies is a successor or parent corporation, within the meaning of Section 4069(b) of ERISA, nor any of their ERISA Affiliates has engaged in any transaction, within the meaning of Section 4069(a) of ERISA, the liability for which would, individually or in the aggregate, have a Shared Technologies Material Adverse Effect.

                  (n) Except as disclosed in Section 5.20 of the Disclosure Statement, none of the Welfare Plans maintained by Shared Technologies or any of its subsidiaries are retiree life or retiree health insurance plans which provide for continuing benefits or coverage for any participant or any beneficiary of a participant following termination of employment, except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), or except at the expense of the participant or the participant's beneficiary. Shared Technologies and each of its subsidiaries which maintain a "group health plan" within the meaning of Section 5000(b)(1) of the Code have complied with the notice and continuation requirements of Section 4980B of the Code, COBRA, Part 6 of Subtitle B of Title I of ERISA and the regulations thereunder except where the failure to comply would not, individually or in the aggregate, have a Shared Technologies Material Adverse Effect.

                  (o) No liability under any Pension Benefit or Welfare Plan has been funded nor has any such obligation been satisfied with the purchase of a contract from an insurance company as to which Shared Technologies or any of its subsidiaries has received notice that such insurance company is in rehabilitation.

                  (p) Except pursuant to the agreements listed in Section 5.20 of the Disclosure Statement, the consummation of the transactions contemplated by this Agreement will not result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any benefits or compensation payable to or in respect of any employee of Shared Technologies or any of its subsidiaries.

                  (q) Shared  Technologies has disclosed to Fairchild in Section
5.20 of the Disclosure Statement each material Foreign Plan to the extent the benefits provided thereunder are not mandated by the laws of the applicable foreign jurisdiction. Shared Technologies and each of its subsidiaries and each of the Foreign Plans are in compliance with applicable laws and all required contributions have been made to the Foreign Plans, except where the failure to comply or make contributions would not, individually or in the aggregate, have a Shared Technologies Material Adverse Effect. For purposes hereof, the term "Foreign Plan" shall mean any plan, with respect to benefits voluntarily provided by Shared Technologies or any subsidiary with respect to employees of any of them employed outside the United States.

                  5.21     Environmental Matters.

                  (a)  Except as set  forth in  Section  5.21 of the  Disclosure
Statement:

                        (i) each of Shared Technologies and its subsidiaries, and the properties and assets owned by them, and to the actual knowledge of Shared Technologies, all properties operated, leased, managed or used by Shared Technologies and its subsidiaries are in compliance with all applicable Environmental Laws except where the failure to be in compliance would not, individually or in the aggregate, have a Shared Technologies Material Adverse Effect;

                       (ii) there is no Environmental Claim that is (1) pending or threatened against Shared Technologies or any of its subsidiaries or
         (2) pending or threatened against any person or entity or any assets owned by Shared Technologies or its subsidiaries whose liability for such Environmental Claim has been retained or assumed by contract or otherwise by Shared Technologies or any of its subsidiaries or can be imputed or attributed by law to Shared Technologies or any of its subsidiaries, the effect of any of which would, individually or in the aggregate, have a Shared Technologies Material Adverse Effect;

                      (iii) there are no past or present actions, activities, circumstances, conditions, events or incidents arising out of, based upon, resulting from or relating to the ownership, operation or use of any property or assets currently or formerly owned, operated or used by Shared Technologies or any of its subsidiaries (or any predecessor in interest of any of them), including, without limitation, the generation, storage, treatment or transportation of any Hazardous Materials, or the emission, discharge, disposal or other Release or threatened Release of any Hazardous Materials into the Environment which is presently expected to result in an Environmental Claim;

                       (iv) no lien has been recorded under any Environmental Law with respect to any material property, facility or asset owned by Shared Technologies or any of its subsidiaries; and to the actual knowledge of Shared Technologies, no lien has been recorded under any Environmental Law with respect to any material property, facility or asset, operated, leased or managed or used by Shared Technologies or its subsidiaries and relating to or resulting from Shared Technologies or its subsidiaries operations, lease, management or use for which Shared Technologies or its subsidiaries may be legally responsible;

                        (v) neither Shared Technologies nor any of its subsidiaries has received notice that it has been identified as a potentially responsible party or any request for information under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended

         ("CERCLA"), the Resource Conservation and Recovery Act, as amended ("RCRA"), or any comparable state law nor has Shared Technologies or any of its subsidiaries received any notification that any Hazardous Materials that it or any of their respective predecessors in interest has used, generated, stored, treated, handled, transported or disposed of, or arranged for transport for treatment or disposal of, or arranged for disposal or treatment of, has been found at any site at which any person is conducting or plans to conduct an investigation or other action pursuant to any Environmental Law;

                       (vi) to the actual knowledge of Shared Technologies, there has been no Release of Hazardous Materials at, on, upon, under, from or into any real property in the vicinity of any property currently or formerly owned by Shared Technologies or any of its subsidiaries that, through soil, air, surface water or groundwater migration or contamination, has become located on, in or under such properties and, to the actual knowledge of Shared Technologies, there has been no release of Hazardous Materials at, on, upon, under or from any property currently or formerly operated, leased, managed or used by Shared Technologies or any of its subsidiaries that through soil, air, surface water or groundwater migration or contamination has become located on, in or under such properties as resulting from or relating to Shared Technologies or any of its subsidiaries operations, lease, management or use thereof of for which Shared Technologies and any of its subsidiaries may be legally responsible;

                      (vii) no asbestos or asbestos containing material or any polychlorinated biphenyls are contained within products presently manufactured and, to the best knowledge of Shared Technologies manufactured at any time by Shared Technologies or any of its subsidiaries and, to the actual knowledge of Shared Technologies there is no asbestos or asbestos containing material or any polychlorinated biphenyl in, on or at any property or any facility or equipment owned, operated, leased, managed or used by Shared Technologies or any of its subsidiaries;

                     (viii) no property owned by Shared Technologies or any of its subsidiaries and to the actual knowledge of Shared Technologies, no property operated, leased, managed or used by Shared Technologies and any of its subsidiaries is (i) listed or proposed for listing on the National Priorities List under CERCLA or (ii) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list published by any governmental authority;

                       (ix) no underground storage tank or related piping is located at, under or on any property owned by Shared Technologies or any of its subsidiaries or to the actual knowledge of Shared Technologies, any property operated, leased, managed or used by Shared Technologies, nor to the actual knowledge of Shared Technologies, has any such tank or piping been removed or decommissioned from or at such property;

                        (x) all environmental investigations, studies, audits, assessments or reviews conducted of which Shared Technologies has actual knowledge in relation to the current or prior business or assets owned, operated, leased, managed or used of Shared Technologies or any of its subsidiaries or any real property, assets or facility now or previously owned, operated, leased, managed or used by Shared Technologies or any of its subsidiaries have been delivered to Fairchild; and

                       (xi) each of Shared Technologies and its subsidiaries has obtained all permits, licenses and other authorizations ("Authorizations") required under any Environmental Law with respect to the operation of its assets and business and its use, ownership and operation of any real property, and each such Authorization is in full force and effect.

         (b)      For purposes of Section 5.21(a):

                       (i) "Actual Knowledge of Shared Technologies" means the actual knowledge of individuals at the corporate management level of Shared Technologies and its subsidiaries.

                       (ii) "Environment" means any surface water, ground water, drinking water supply, land surface or subsurface strata, ambient air and including, without limitation, any indoor location;

                      (iii) "Environmental Claim" means any notice or claim by any person alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental costs, or harm, injuries or damages to any person, property or natural resources, and any fines or penalties) arising out of, based upon, resulting from or relating to (1) the emission, discharge, disposal or other release or threatened release in or into the Environment of any Hazardous Materials or (2) circumstances forming the basis of any violation, or alleged violation, of any applicable Environmental Law;

                       (iv) "Environmental  Laws" means all federal,  state, and
         local laws, codes, and regulations relating to pollution, the protection of human health, the protection of the Environment or the emission, discharge, disposal or other release or threatened release of Hazardous Materials in or into the Environment;

                       (v) "Hazardous Materials" means pollutants, contaminants or chemical, industrial, hazardous or toxic materials or wastes, and includes, without limitation, asbestos or asbestos-containing materials, PCBs and petroleum, oil or petroleum or oil products, derivatives or constituents; and

                       (vi) "Release" means any past or present spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of Hazardous Materials into the Environment or within structures (including the abandonment or discarding of barrels, containers or other closed receptacles containing any Hazardous Materials).

                  5.22 Disclosure. No representation or warranty by Shared Technologies herein, or in any certificate furnished by or on behalf of Shared Technologies to Fairchild in connection herewith, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

                  5.23 Absence of Undisclosed Liabilities. Neither Shared Technologies nor any of its subsidiaries has any liabilities or obligations (including without limitation any liabilities or obligations related to Shared Technologies Cellular, Inc.) of any nature, whether absolute, accrued, unmatured, contingent or otherwise, or any unsatisfied judgments or any leases of personalty or realty or unusual or extraordinary commitments, except the liabilities recorded on the Balance Sheet and the notes thereto, and except for liabilities or obligations incurred in the ordinary course of business and consistent with past practice since December 31, 1994 that would not individually or in the aggregate have a Shared Technologies Material Adverse Effect.

                  5.24 Finders or Brokers. Except as set forth in Section 5.24 of the Disclosure Statement, none of Shared Technologies, the subsidiaries of Shared Technologies, the Board of Directors or any member of the Board of Directors has employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to a fee or any commission in connection with the Merger, and Section 5.24 of the Disclosure Statement sets forth the maximum consideration (present and future) agreed to be paid to each such party.

                  5.25 State Antitakeover Statutes. Shared Technologies has granted all approvals and taken all other steps necessary to exempt the Merger and the other transactions contemplated hereby from the requirements and provisions of Section 203 of the DGCL and any other applicable state antitakeover statute or regulation such that none of the provisions of such
Section 203 or any other "business combination," "moratorium," "control share" or other state antitakeover statute or regulation (x) prohibits or restricts Shared Technologies' ability to perform its obligations under this Agreement or its ability to consummate the Merger and the other transactions contemplated hereby, (y) would have the effect of invalidating or voiding this Agreement any provision hereof, or (z) would subject Fairchild to any material impediment or condition in connection with the exercise of any of its rights under this Agreement.


                                   ARTICLE VI

            REPRESENTATIONS AND WARRANTIES OF TFC, RHI AND FAIRCHILD

                  Each of TFC, RHI and Fairchild represents and warrants to Shared Technologies that:

                  6.1 Organization and Qualification. Each of Fairchild and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of Fairchild and its subsidiaries is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except for failures to be so qualified or in good standing which would not, individually or in the aggregate, have a material adverse effect on the general affairs, management, business, operations, condition (financial or otherwise) or prospects of Fairchild and its subsidiaries taken as a whole (a "Fairchild Material Adverse Effect"). Neither Fairchild nor any of its subsidiaries is in violation of any of the provisions of its Certificate of Incorporation (or other applicable charter document) or By-Laws. Fairchild has delivered to Shared Technologies accurate and complete copies of the Certificate of Incorporation (or other applicable charter document) and By-Laws, as currently in effect, of each of Fairchild and its subsidiaries.

                  6.2 Capital Stock of Subsidiaries. The only direct or indirect subsidiaries of Fairchild are those listed in Section 6.2 of the Disclosure Statement previously delivered by Fairchild to Shared Technologies (the "Disclosure Statement"). Fairchild is directly or indirectly the record (except for directors' qualifying shares) and beneficial owner (including all qualifying shares owned by directors of such subsidiaries as reflected in Section 6.2 of the Disclosure Statement) of all of the outstanding shares of capital stock of each of its subsidiaries, there are no proxies with respect to such shares, and no equity securities of any of such subsidiaries are or may be required to be issued by reason of any options, warrants, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock of any such subsidiary, and there are no contracts, commitments, understandings or arrangements by which any such subsidiary is bound to issue additional shares of its capital stock or securities convertible into or exchangeable for such shares. Other than as set forth in Section 6.2 of the Disclosure Statement, all of such shares so owned by Fairchild are validly issued, fully paid and nonassessable and are owned by it free and clear of any claim, lien or encumbrance of any kind with respect thereto. Except as disclosed in Section 6.2 of the Disclosure Statement, Fairchild does not directly or indirectly own any interest in any corporation, partnership, joint venture or other business association or entity.

                  6.3 Capitalization. The authorized capital stock of Fairchild consists of 1,400 shares of Common Stock, par value $100.00 per share, and 3,000,000 shares of Preferred Stock, without par value. As of the date hereof, 1,400 shares of Common Stock are issued and outstanding (all of which are owned by RHI), 424,701 shares of Series A Preferred Stock are issued and outstanding, 2,278 shares of Series B Preferred Stock are issued and outstanding (which will be extinguished immediately prior to the Effective Time) and 558,360 shares of Series C Preferred Stock are issued and outstanding. All of such issued and outstanding shares are validly issued, fully paid and nonassessable and free of preemptive rights. Except as set forth above, there are not now, and at the Effective Time, there will not be, any shares of capital stock of Fairchild issued or outstanding or any subscriptions, options, warrants, calls, claims, rights (including without limitation any stock appreciation or similar rights), convertible securities or other agreements or commitments of any character obligating Fairchild to issue, transfer or sell any of its securities.

                  6.4 Authority Relative to This Agreement. Each of TFC and RHI is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Each of TFC, RHI and Fairchild has full corporate power and authority to execute and deliver this Agreement and to consummate the Merger and other transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Merger and other transactions contemplated hereby have been duly and validly authorized by the Board of Directors of each of TFC (which owns all of the outstanding common stock of RHI), RHI and Fairchild and no other corporate proceedings on the part of TFC, RHI or Fairchild are necessary to authorize this Agreement or to consummate the Merger or other transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of TFC (which owns all of the outstanding common stock of RHI), RHI and Fairchild and, assuming the due authorization, execution and delivery hereof by Shared Technologies, constitutes a valid and binding agreement of each of TFC, RHI and Fairchild, enforceable against each of TFC, RHI and Fairchild in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general equitable or fiduciary principles.

                  6.5      No Violations, etc.

                  (a) Assuming that all filings, permits, authorizations, consents and approvals or waivers thereof have been duly made or obtained as contemplated by Section 6.5(b) hereof, neither the execution and delivery of this Agreement by TFC, RHI or Fairchild nor the consummation of the Merger or other transactions contemplated hereby nor compliance by Fairchild with any of the provisions hereof will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or suspension of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of TFC, RHI or Fairchild or any of their respective subsidiaries under, any of the terms, conditions or provisions of (x) their respective charters or by-laws, (y) except as set forth in Section 6.5 of the Disclosure Statement, any note, bond, mortgage, indenture or deed of trust, or
(z) any license, lease, agreement or other instrument or obligation, to which TFC, RHI or Fairchild or any such subsidiary is a party or to which they or any of their respective properties or assets may be subject, or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to TFC, RHI or Fairchild or any of their respective subsidiaries or any of their respective properties or assets, except, in the case of clauses (i)(z) and (ii) above, for such violations, conflicts, breaches, defaults, terminations, suspensions, accelerations, rights of termination or acceleration or creations of liens, security interests, charges or encumbrances which would not, individually or in the aggregate, either have a Fairchild Material Adverse Effect or materially impair Fairchild's ability to consummate the Merger or other transactions contemplated hereby.

                  (b) No filing or registration with, notification to and no permit, authorization, consent or approval of any governmental entity is required by TFC, RHI or Fairchild or any of their respective subsidiaries in connection with the execution and delivery of this Agreement or the consummation by Fairchild of the Merger or other transactions contemplated hereby, except (i) in connection with the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (iii) filings with applicable state public utility commissions, and
(iv) such other filings, registrations, notifications, permits, authorizations, consents or approvals the failure of which to be obtained, made or given would not, individually or in the aggregate, either have a Fairchild Material Adverse Effect or materially impair Fairchild's ability to consummate the Merger or other transactions contemplated hereby.

                  (c) As of the date hereof, Fairchild and its subsidiaries are not in violation of or default under (x) their respective charter or bylaws, and
(y) except as set forth in Sections 6.5 and 6.9 of the Disclosure Statement, any note, bond, mortgage, indenture or deed of trust, or (z) any license, lease, agreement or other instrument or obligation to which Fairchild or any such subsidiary is a party or to which they or any of their respective properties or assets may be subject, except, in the case of clauses (y) and (z) above, for such violations or defaults which would not, individually or in the aggregate, either have a Fairchild Material Adverse Effect or materially impair Fairchild's ability to consummate the Merger or other transactions contemplated hereby.

                  6.6      Commission Filings; Financial Statements.

                  (a) Fairchild has filed all required forms, reports and documents during the past three years (collectively, the "SEC Reports") with the Securities and Exchange Commission (the "SEC"), all of which complied when filed in all material respects with all applicable requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act") and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder

(the "Exchange Act"). As of their respective dates the SEC Reports (including all exhibits and schedules thereto and documents incorporated by reference therein) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited consolidated interim financial statements of Fairchild and its subsidiaries included or incorporated by reference in such SEC Reports were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and fairly presented the consolidated financial position of Fairchild and its subsidiaries (before giving effect to the Fairchild Reorganization) as of the dates thereof and the consolidated results of operations and consolidated cash flows for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments and to the extent they may not include footnotes or may be condensed or summary statements).

                  (b) Fairchild will deliver to Shared Technologies as soon as they become available true and complete copies of any report or statement mailed by it to its securityholders generally or filed by it with the SEC, in each case subsequent to the date hereof and prior to the Effective Time. As of their respective dates, such reports and statements (excluding any information therein provided by Shared Technologies, as to which Fairchild makes no representation) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading and will comply in all material respects with all applicable requirements of law. The audited consolidated financial statements and unaudited consolidated interim financial statements of Fairchild and its subsidiaries to be included or incorporated by reference in such reports and statements (excluding any information therein provided by Shared Technologies, as to which Fairchild makes no representation) will be prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and will fairly present the consolidated financial position of Fairchild and its subsidiaries (before giving effect to the Fairchild Reorganization unless otherwise specified therein) as of the dates thereof and the consolidated results of operations and consolidated cash flows for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments and to the extent they may not include footnotes or may be condensed or summary statements).

                  (c) Fairchild has delivered to Shared Technologies audited financial statements for the three years ended June 30, 1995 (the "Fairchild Financial Statements") which were prepared in accordance with generally accepted accounting principles applied on a consistent basis and which fairly present the consolidated financial position, results of operations and cash flows of Fairchild and its subsidiaries as if the Fairchild Reorganization had occurred at the beginning of such three-year period. In addition, Fairchild has delivered to Shared Technologies an unaudited pro forma balance sheet of each of D-M-E Inc., Fairchild Fasteners Inc. and RHI as of June 30, 1995 which was prepared in accordance with generally accepted accounting principles applied on a consistent basis and which fairly presents the consolidated financial position of such entities if the Fairchild Reorganization had occurred at such date.

                  (d) Fairchild will deliver to Shared Technologies within 45 days of the end of each fiscal quarter subsequent to the date hereof and prior to the Effective Time unaudited consolidated interim financial statements for such quarter prepared in accordance with generally accepted accounting principles on the same basis as the Fairchild Financial Statements were prepared.

                  6.7 Absence of Changes or Events. Except as set forth in Fairchild's Form 10-K for the fiscal year ended June 30, 1995, as filed with the SEC, since June 30, 1995:

                  (a) there has been no material adverse change, or any development involving a prospective material adverse change, in the general affairs, management, business, operations, condition (financial or otherwise) or prospects of Fairchild and its subsidiaries taken as a whole; (it being understood that no such material adverse change shall be deemed to have occurred with respect to Fairchild and VSI, taken as a whole, if the pro forma consolidated net worth of Fairchild, as evidenced by a pro forma closing date balance sheet to be delivered to Shared Technologies on the Effective Date, is at least $80,000,000);

                  (b) except as contemplated by Schedule 9.1 and except for dividends by Fairchild to RHI in an amount not exceeding capital contributions made to Fairchild by RHI since June 30, 1995 plus $4,000,000, there has not been any direct or indirect redemption, purchase or other acquisition of any shares of capital stock of Fairchild or any of its subsidiaries, or any declaration, setting aside or payment of any dividend or other distribution by Fairchild or any of its subsidiaries in respect of their capital stock;

                  (c) except in the ordinary course of its business and consistent with past practice neither Fairchild nor any of its subsidiaries has incurred any indebtedness for borrowed money, or assumed, guaranteed, endorsed or otherwise as an accommodation become responsible for the obligations of any other individual, firm or corporation, or made any loans or advances to any other individual, firm or corporation;

                  (d) there has not been any change in accounting methods, principles or practices of Fairchild or its subsidiaries;

                  (e) except in the ordinary course of business and for amounts which are not material, there has not been any revaluation by Fairchild or any of its subsidiaries of any of their respective assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivables;

                  (f) there has not been any damage, destruction or loss, whether covered by insurance or not, except for such as would not, individually or in the aggregate, have a Fairchild Material Adverse Effect; and

                  (g) there has not been any agreement by Fairchild or any of its subsidiaries to (i) do any of the things described in the preceding clauses
(a) through (f) other than as expressly contemplated or provided for in this Agreement or (ii) take, whether in writing or otherwise, any action which, if taken prior to the date of this Agreement, would have made any representation or warranty in this Article VI untrue or incorrect.

                  6.8 Proxy Statement. None of the information supplied by Fairchild or any of its subsidiaries for inclusion in the proxy statement to be sent to the shareholders of Shared Technologies in connection with the Special Meeting (as hereinafter defined), including all amendments and supplements thereto (the "Proxy Statement"), shall on the date the Proxy Statement is first mailed to shareholders, and at the time of the Special Meeting or at the Effective Time, be false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Special Meeting which has become false or misleading. None of the information to be filed by Fairchild and Shared Technologies with the SEC in connection with the Merger or in any other documents to be filed with the SEC or any other regulatory or governmental agency or authority in connection with the transactions contemplated hereby, including any amendments thereto (the "Other Documents"), insofar as such information was provided or supplied by Fairchild or any of its subsidiaries, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement shall comply in all material respects with the requirements of the Exchange Act.

                  6.9 Litigation. Except as set forth in Section 6.9 of the Disclosure Statement, there is no (i) claim, action, suit or proceeding pending or, to the best knowledge of TFC, RHI, Fairchild or any of their subsidiaries, threatened against or relating to Fairchild or any of its subsidiaries before any court or governmental or regulatory authority or body or arbitration tribunal, or (ii) outstanding judgment, order, writ, injunction or decree, or application, request or motion therefor, of any court, governmental agency or arbitration tribunal in a proceeding to which Fairchild, any subsidiary of Fairchild or any of their respective assets was or is a party except, in the case of clauses (i) and (ii) above, such as would not, individually or in the aggregate, either have a Fairchild Material Adverse Effect or materially impair Fairchild's ability to consummate the Merger or other transactions contemplated hereby.

                  6.10 Insurance. Section 6.10 of the Disclosure Statement lists all insurance policies in force on the date hereof covering the businesses, properties and assets of

Fairchild and its subsidiaries, and all such policies are currently in effect. True and complete copies of all such policies have been delivered to Shared Technologies. Except as set forth in Section 6.10 of the Disclosure Statement, Fairchild has not received notice of the cancellation of any such insurance policy.

                  6.11 Title to and Condition of Properties. Except as set forth in Section 6.11 of the Disclosure Statement, Fairchild and its subsidiaries have good title to all of the real property and own outright all of the personal property (except for leased property or assets) which is reflected on Fairchild's and its subsidiaries' June 30, 1995 audited consolidated balance sheet contained in the Fairchild Financial Statements (the "Balance Sheet") except for property since sold or otherwise disposed of in the ordinary course of business and consistent with past practice. Except as set forth in Sections
6.9 and 6.11 of the Disclosure Statement, no such real or personal property is subject to claims, liens or encumbrances, whether by mortgage, pledge, lien, conditional sale agreement, charge or otherwise, except for those which would not, individually or in the aggregate, have a Fairchild Material Adverse Effect.
Section 6.11 of the Disclosure Statement contains a true and complete list of all real properties owned by Fairchild and its subsidiaries.

                  6.12 Leases. There has been made available to Shared Technologies true and complete copies of each lease requiring the payment of rentals aggregating at least $35,000 per annum pursuant to which real or personal property is held under lease by Fairchild or any of its subsidiaries, and true and complete copies of each lease pursuant to which Fairchild or any of its subsidiaries leases real or personal property to others. A true and complete list of all such leases is set forth in Section 6.12 of the Disclosure Statement. All of the leases so listed are valid and subsisting and in full force and effect and subject to no default with respect to Fairchild or its subsidiaries, as the case may be, and, to Fairchild's knowledge, are in full force and effect and subject to no default and subject to no default with respect to any other party thereto, and the leased real property is in good and satisfactory condition.

                  6.13  Contracts  and  Commitments.  Other than as disclosed in
Section 6.13 of the Disclosure Statement, no existing contract or commitment contains an agreement with respect to any change of control that would be triggered as a result of the Merger. Other than as set forth in Section 6.13 of the Disclosure Statement, neither this Agreement, the Merger nor the other transactions contemplated hereby will result in any outstanding loans or borrowings by Fairchild or any subsidiary of Fairchild becoming due, going into default or giving the lenders or other holders of debt instruments the right to require Fairchild or any of its subsidiaries to repay all or a portion of such loans or borrowings.

                  6.14 Labor Matters. Each of Fairchild and its subsidiaries is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and neither Fairchild nor any of its subsidiaries is engaged in any unfair labor practice. There is no labor strike, slowdown or stoppage pending (or, to the best knowledge of Fairchild, any labor strike or stoppage threatened) against or affecting Fairchild or any of its subsidiaries. No petition for certification has been filed and is pending before the National Labor Relations Board with respect to any employees of Fairchild or any of its subsidiaries who are not currently organized.

                  6.15 Compliance with Law. Except for matters set forth in the Disclosure Statement, neither Fairchild nor any of its subsidiaries has violated or failed to comply with any statute, law, ordinance, regulation, rule or order of any foreign, federal, state or local government or any other governmental department or agency, or any judgment, decree or order of any court, applicable to its business or operations, except where any such violation or failure to comply would not, individually or in the aggregate, have a Fairchild Material Adverse Effect; the conduct of the business of Fairchild and its subsidiaries is in conformity with all foreign, federal, state and local energy, public utility and health requirements, and all other foreign, federal, state and local governmental and regulatory requirements, except where such nonconformities would not, individually or in the aggregate, have a Fairchild Material Adverse Effect. Fairchild and its subsidiaries have all permits, licenses and franchises from governmental agencies required to conduct their businesses as now being conducted, except for such permits, licenses and franchises the absence of which would not, individually or in the aggregate, have a Fairchild Material Adverse Effect.

                  6.16 Board Recommendation. The Board of Directors of Fairchild has, by a unanimous vote at a meeting of such Board duly held on, or by unanimous written consent of such Board dated, November 9, 1995, approved and adopted this Agreement, the Merger and the other transactions contemplated hereby.

                  6.17 Employment and Labor Contracts. Neither Fairchild nor any of its subsidiaries is a party to any employment, management services, consultation or other similar contract with any past or present officer, director, employee or other person or, to the best of Fairchild's knowledge, any entity affiliated with any past or present officer, director or employee or other person other than those set forth in Section 6.17 of the Disclosure Statement and other than those which (x) have a term of less than one year and
(y) involve payments of less than $30,000 per year, in each case true and complete copies of which contracts have been delivered to Shared Technologies, and other than the agreements executed by employees generally, the forms of which have been delivered to Shared Technologies.

                  6.18 Patents and Trademarks. Fairchild and its subsidiaries own or have the right to use all patents, patent applications, trademarks, trademark applications, trade names, inventions, processes, know-how and trade secrets necessary to the conduct of their respective businesses, except for those which the failure to own or have the right to use would not, individually or in the aggregate, have a Fairchild Material Adverse Effect ("Proprietary Rights"). All issued patents and trademark registrations and pending patent and trademark applications of the Proprietary Rights have previously been delivered to Shared Technologies. No rights or licenses to use Proprietary Rights have been granted by Fairchild or its subsidiaries except those listed in Section
6.18 of the Disclosure Statement; and no contrary assertion has been made to Fairchild or any of its subsidiaries or notice of conflict with any asserted right of others has been given by any person except those which, even if correct, would not, individually or in the aggregate, have a Fairchild Material Adverse Effect. Fairchild has not given notice of any asserted claim or conflict to a third party with respect to Fairchild's Proprietary Rights. True and complete copies of all material license agreements under which Fairchild or any of its subsidiaries is a licensor or licensee have been delivered to Shared Technologies.

                  6.19 Taxes. "Tax" or "Taxes" shall mean all federal, state, local and foreign taxes, duties, levies, charges and assessments of any nature, including social security payments and deductibles relating to wages, salaries and benefits and payments to subcontractors (to the extent required under applicable Tax law), and also including all interest, penalties and additions imposed with respect to such amounts. Except as set forth in Sections 6.9 and
6.19 of the Disclosure Statement: (i) Fairchild and its subsidiaries have prepared and timely filed or will timely file with the appropriate governmental agencies all franchise, income and all other material Tax returns and reports required to be filed for any period ending on or before the Effective Time, taking into account any extension of time to file granted to or obtained on behalf of Fairchild and/or its subsidiaries; (ii) all material Taxes of Fairchild and its subsidiaries in respect of the pre-Merger period have been paid in full to the proper authorities, other than such Taxes as are being contested in good faith by appropriate proceedings and/or are adequately reserved for in accordance with generally accepted accounting principles; (iii) all deficiencies resulting from Tax examinations of federal, state and foreign income, sales and franchise and all other material Tax returns filed by Fairchild and its subsidiaries have either been paid or are being contested in good faith by appropriate proceedings; (iv) to the best knowledge of Fairchild, no deficiency has been asserted or assessed against Fairchild or any of its subsidiaries, and no examination of Fairchild or any of its subsidiaries is pending or threatened for any material amount of Tax by any taxing authority;
(v) no extension of the period for assessment or collection of any material Tax is currently in effect and no extension of time within which to file any material Tax return has been requested, which Tax return has not since been filed; (vi) no material Tax liens have been filed with respect to any Taxes;
(vii) Fairchild and each of its subsidiaries will not make any voluntary adjustment by reason of a change in their accounting methods for any pre-Merger period that would affect the taxable income or deductions of Fairchild or any of its subsidiaries for any period ending after the Effective Date; (viii) Fairchild and its subsidiaries have made timely payments of the Taxes required to be deducted and withheld from the wages paid to their employees; (ix) the Tax Sharing Agreement under which Fairchild or any subsidiary will have any obligation or liability on or after the Effective Date is attached as Exhibit E;
(x) Fairchild has foreign losses as defined in Section 904(f)(2) of the Code listed in Section 6.19 of the

Disclosure Statement; (xi) Fairchild and its subsidiaries have unused foreign tax credits set forth in Section 6.19 of the Disclosure Statement; and (xii) to the best knowledge of Fairchild, there are no transfer pricing agreements made with any taxation authority involving Fairchild and its subsidiaries.

                  6.20     Employee Benefit Plans; ERISA.

                  (a) Except as set forth in Section 6.20 of the Disclosure Statement, there are no "employee pension benefit plans" as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), covering employees employed in the United States, maintained or contributed to by Fairchild or any of its subsidiaries, or to which Fairchild or any of its subsidiaries contributes or is obligated to make payments thereunder or otherwise may have any liability ("Pension Benefits Plans").

                  (b) Fairchild has furnished Shared Technologies with a true and complete schedule of all "welfare benefit plans" (as defined in Section 3(1) of ERISA) covering employees employed in the United States, maintained or contributed to by Fairchild or any of its subsidiaries ("Welfare Plans"), all multiemployer plans as defined in Section 3(37) of ERISA covering employees employed in the United States to which Fairchild or any of its subsidiaries is required to make contributions or otherwise may have any liability, and, to the extent covering employees employed in the United States, all stock bonus, stock option, restricted stock, stock appreciation right, stock purchase, bonus, incentive, deferred compensation, severance and vacation plans maintained or contributed to by Fairchild or a subsidiary.

                  (c) Fairchild and each of its subsidiaries, and each of the Pension Benefit Plans and Welfare Plans, are in compliance with the applicable provisions of ERISA and other applicable laws except where the failure to comply would not, individually or in the aggregate, have a Fairchild Material Adverse Effect.

                  (d) All  contributions  to, and  payments  from,  the  Pension
Benefit Plans which are required to have been made in accordance with the Pension Benefit Plans and, when applicable, Section 302 of ERISA or Section 412 of the Code have been timely made except where the failure to make such contributions or payments on a timely basis would not, individually or in the aggregate, have a Fairchild Material Adverse Effect. All contributions required to have been made in accordance with Section 302 of ERISA or Section 412 of the Code to any employee pension benefit plan (as defined in Section 3(2) of ERISA) maintained by an ERISA Affiliate of Fairchild or any of its subsidiaries have been timely made except where the failure to make such contributions on a timely basis would not individually or in the aggregate have a Fairchild Material Adverse Effect. For purposes of this Agreement, "ERISA Affiliate" shall mean any person (as defined in Section 3(9) of ERISA) that is a member of any group of persons described in Section 414(b), (c), (m) or (o) of the Code of which Fairchild or a subsidiary is a member.

                  (e) The  Pension  Benefit  Plans  intended  to  qualify  under
Section 401 of the Code are so qualified and have been determined by the Internal Revenue Service ("IRS") to be so qualified and nothing has occurred with respect to the operation of such Pension Benefit Plans which would cause the loss of such qualification or exemption or the imposition of any material liability, penalty or tax under ERISA or the Code. Such plans have been or will be, on a timely basis, (i) amended to comply with changes to the Code made by the Tax Reform Act of 1986, the Unemployment Compensation Amendments of 1992, the Omnibus Budget Reconciliation Act of 1993, and other applicable legislative, regulatory or administrative requirements; and (ii) submitted to the Internal Revenue Service for a determination of their tax qualification, as so amended; and no such amendment will adversely affect the qualification of such plans.

                  (f) Each Welfare Plan that is intended to qualify for exclusion of benefits thereunder from the income of participants or for any other tax-favored treatment under any provisions of the Code (including, without limitation, Sections 79, 105, 106, 125, or 129 of the Code) is and has been maintained in compliance with all pertinent provisions of the Code and Treasury Regulations thereunder.

                  (g) Except as disclosed in Fairchild's Form 10-K for the fiscal year ended June 30, 1995, there are (i) no investigations pending, to the best knowledge of Fairchild, by any governmental entity involving the Pension Benefit Plans or Welfare Plans, (ii) no termination proceedings involving the Pension Benefit Plans and (iii) no pending or, to the best of Fairchild's knowledge, threatened claims (other than routine claims for benefits), suits or proceedings against any Pension Benefit or Welfare Plan, against the assets of any of the trusts under any Pension Benefit or Welfare Plan or against any fiduciary of any Pension Benefit or Welfare Plan with respect to the operation of such plan or asserting any rights or claims to benefits under any Pension Benefit or Welfare Plan or against the assets of any trust under such plan, which would, in the case of clause (i), (ii) or (iii) of this paragraph (f), give rise to any liability which would, individually or in the aggregate, have a Fairchild
Material Adverse Effect, nor, to the best of Fairchild's knowledge, are there are any facts which would give rise to any liability which would, individually or in the aggregate, have a Fairchild Material Adverse Effect in the event of any such investigation, claim, suit or proceeding.

                  (h) None of Fairchild, any of its subsidiaries or any employee of the foregoing, nor any trustee, administrator, other fiduciary or any other "party in interest" or "disqualified person" with respect to the Pension Benefit Plans or Welfare Plans, has engaged in a "prohibited transaction" (as such term is defined in Section 4975 of the Code or Section 406 of ERISA) which would be reasonably likely to result in a tax or penalty on Fairchild or any of its subsidiaries under Section 4975 of the Code or Section 502(i) of ERISA which would, individually or in the aggregate, have a Fairchild Material Adverse Effect.

                  (i) Neither the Pension Benefit Plans subject to Title IV of ERISA nor any trust created thereunder has been terminated nor have there been any "reportable events" (as defined in Section 4043 of ERISA and the regulations thereunder) with respect to either thereof which would, individually or in the aggregate, have a Fairchild Material Adverse Effect nor has there been any event with respect to any Pension Benefit Plan requiring disclosure under Section 4063(a) of ERISA or any event with respect to any Pension Benefit Plan requiring disclosure under Section 4041(c)(3)(C) of ERISA which would, individually or in the aggregate, have a Fairchild Material Adverse Effect.

                  (j) Neither Fairchild nor any subsidiary of Fairchild has incurred any currently outstanding liability to the Pension Benefit Guaranty Corporation (the "PBGC") or to a trustee appointed under Section 4042(b) or (c) of ERISA other than for the payment of premiums, all of which have been paid when due. No Pension Benefit Plan has applied for, or received, a waiver of the minimum funding standards imposed by Section 412 of the Code. The information supplied to the actuary by Fairchild or any of its subsidiaries for use in preparing the most recent actuarial report for Pension Benefit Plans is complete and accurate in all material respects.

                  (k) Except as set forth in Section 6.20 of the Disclosure Statement, neither Fairchild, any of its subsidiaries nor any of their ERISA Affiliates has any liability (including any contingent liability under Section 4204 of ERISA) with respect to any multiemployer plan, within the meaning of
Section 3(37) of ERISA, covering employees employed in the United States.

                  (l) Except as disclosed in Section 6.20 of the Disclosure Statement, with respect to each of the Pension Benefit and Welfare Plans, true, correct and complete copies of the following documents have been delivered to Shared Technologies: (i) the current plans and related trust documents, including amendments thereto, (ii) any current summary plan descriptions, (iii) the most recent Forms 5500, financial statements and actuarial reports, if applicable, (iv) the most recent IRS determination letter, if applicable; and
(v) if any application for an IRS determination letter is pending, copies of all such applications for determination including attachments, exhibits and schedules thereto.

                  (m) Neither Fairchild, any of its subsidiaries, any organization to which Fairchild is a successor or parent corporation, within the meaning of Section 4069(b) of ERISA, nor any of their ERISA Affiliates has engaged in any transaction, within the meaning of Section 4069(a) of ERISA, the liability for which would, individually or in the aggregate, have a Fairchild Material Adverse Effect.

                  (n) Except as disclosed in Section 6.20 of the Disclosure Statement, none of the Welfare Plans maintained by Fairchild or any of its subsidiaries are retiree life or retiree health insurance plans which provide for continuing benefits or coverage for any participant or any beneficiary of a participant following termination of employment, except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), or except at the expense of the participant or the participant's beneficiary. Fairchild and each of its subsidiaries which maintain a "group health plan" within the meaning of Section 5000(b)(1) of the Code have complied with the notice and continuation requirements of Section 4980B of the Code, COBRA, Part 6 of Subtitle B of Title I of ERISA and the
regulations thereunder except where the failure to comply would not, individually or in the aggregate, have a Fairchild Material Adverse Effect.

                  (o) No liability under any Pension Benefit or Welfare Plan has been funded nor has any such obligation been satisfied with the purchase of a contract from an insurance company as to which Fairchild or any of its
subsidiaries   has   received   notice  that  such   insurance   company  is  in
rehabilitation.

                  (p) Except pursuant to the agreements listed in Section 6.20 of the Disclosure Statement, the consummation of the transactions contemplated by this Agreement will not result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any benefits or compensation payable to or in respect of any employee of Fairchild or any of its subsidiaries.

                  (q) Fairchild has disclosed to Shared  Technologies in Section
6.20 of the Disclosure Statement each material Foreign Plan to the extent the benefits provided thereunder are not mandated by the laws of the applicable foreign jurisdiction. Fairchild and each of its subsidiaries and each of the Foreign Plans are in compliance with applicable laws and all required contributions have been made to the Foreign Plans, except where the failure to comply or make contributions would not, individually or in the aggregate, have a Fairchild Material Adverse Effect. For purposes hereof, the term "Foreign Plan" shall mean any plan with respect to benefits voluntarily provided by Fairchild or any subsidiary with respect to employees of any of them employed outside the United States.

                  6.21     Environmental Matters.

                    (a) Except as set forth in  Section  6.21 of the  Disclosure
Statement:

                    (i) each of Fairchild and its subsidiaries, and the properties and assets owned by them, and to the actual knowledge of
         Fairchild, all properties operated, leased, managed or used by Fairchild and its subsidiaries are in compliance with all applicable Environmental Laws except where the failure to be in compliance would not, individually or in the aggregate, have a Fairchild Material Adverse Effect;

                   (ii) there is no Environmental Claim that is (1) pending or threatened against Fairchild or any of its subsidiaries or (2) pending or threatened against any person or entity or any assets owned by Fairchild or its subsidiaries whose liability for such Environmental Claim has been retained or assumed by contract or otherwise by Fairchild or any of its subsidiaries or can be imputed or attributed by law to Fairchild or any of its subsidiaries, the effect of any of which would, individually or in the aggregate, have a Fairchild Material Adverse Effect;

                  (iii)  there  are no  past  or  present  actions,  activities, circumstances, conditions, events or incidents arising out of, based upon, resulting from or relating to the ownership, operation or use of any property or assets currently or formerly owned, operated or used by Fairchild or any of its subsidiaries (or any predecessor in interest of any of them), including, without limitation, the generation, storage, treatment or transportation of any Hazardous Materials, or the emission, discharge, disposal or other Release or threatened Release of any Hazardous Materials into the Environment which is presently expected to result in an Environmental Claim;

                   (iv) no lien has been recorded under any Environmental Law with respect to any material property, facility or asset owned by Fairchild or any of its subsidiaries, and to the actual knowledge of Fairchild, no lien has been recorded under any Environmental Law with respect to any material property, facility or asset, operated, leased or managed or used by Fairchild or its subsidiaries and relating to or resulting from Fairchild or its subsidiaries operations, lease, management or use for which Fairchild or its subsidiaries may be legally responsible;

                    (v)  neither  Fairchild  nor  any  of its  subsidiaries  has
         received   notice  that  it  has  been   identified  as  a  potentially
         responsible party or any request for information under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Resource Conservation and Recovery Act, as amended ("RCRA"), or any comparable state law nor has Fairchild or any of its subsidiaries received any notification that any Hazardous

         Materials that it or any of their respective predecessors in interest has used, generated, stored, treated, handled, transported or disposed of, or arranged for transport for treatment or disposal of, or arranged for disposal or treatment of, has been found at any site at which any person is conducting or plans to conduct an investigation or other action pursuant to any Environmental Law;

                   (vi) to the actual knowledge of Fairchild, there has been no Release of Hazardous Materials at, on, upon, under, from or into any real property in the vicinity of any property currently or formerly owned by Fairchild or any of its subsidiaries that, through soil, air, surface water or groundwater migration or contamination, has become located on, in or under such properties and, to the actual knowledge of Fairchild, there has been no release of Hazardous Materials at, on, upon, under or from any property currently or formerly operated, leased, managed or used by Fairchild or any of its subsidiaries that through soil, air, surface water or groundwater migration or contamination has become located on, in or under such properties as resulting from or relating to Fairchild or any of its subsidiaries operations, lease, management or use thereof of for which Fairchild and any of its subsidiaries may be legally responsible;

                  (vii) no asbestos or asbestos containing material or any polychlorinated biphenyls are contained within products presently manufactured and, to the best knowledge of Fairchild manufactured at any time by Fairchild or any of its subsidiaries and, to the actual knowledge of Fairchild there is no asbestos or asbestos containing material or any polychlorinated biphenyl in, on or at any property or any facility or equipment owned, operated, leased, managed or used by Fairchild or any of its subsidiaries;

                 (viii) no property owned by Fairchild or any of its subsidiaries and to the actual knowledge of Fairchild, no property operated, leased, managed or used by Fairchild and any of its subsidiaries is (i) listed or proposed for listing on the National Priorities List under CERCLA or (ii) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list published by any governmental authority;

                   (ix) no underground storage tank or related piping is located at, under or on any property owned by Fairchild or any of its subsidiaries or, to the actual knowledge of Fairchild, any property operated, leased, managed or used by Fairchild and any of its subsidiaries, nor, to the actual knowledge of Fairchild, has any such tank or piping been removed or decommissioned from or at such property;

                    (x) all environmental investigations, studies, audits, assessments or reviews conducted of which Fairchild has actual knowledge in relation to the current or prior business or assets owned, operated, leased managed or used by Fairchild or any of its subsidiaries or any real property, assets or facility now or previously owned operated, managed, leased or used by Fairchild or any of its subsidiaries have been delivered to Shared Technologies; and

                   (xi) each of Fairchild and its subsidiaries has obtained all permits, licenses and other authorizations ("Authorizations") required under any Environmental Law with respect to the operation of its assets and business and its use, ownership and operation of any real property, and each such Authorization is in full force and effect.

                    (b)       For purposes of Section 6.21(a):

                   (i)  "Actual   Knowledge  of  Fairchild"   means  the  actual
         knowledge of individuals at the corporate management level of Fairchild and its subsidiaries.

                   (ii) "Environment" means any surface water, ground water, drinking water supply, land surface or subsurface strata, ambient air and including, without limitation, any indoor location;

                   (iii) "Environmental Claim" means any notice or claim by any person alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental costs, or harm, injuries or damages to any person, property or natural resources, and any fines or penalties) arising out of, based upon, resulting from or relating to (1) the emission, discharge, disposal or other release or threatened release in or into the Environment of any Hazardous Materials or

         (2) circumstances forming the basis of any violation, or alleged violation, of any applicable Environmental Law;

                   (iv) "Environmental Laws" means all federal, state and local laws, codes and regulations relating to pollution, the protection of human health, the protection of the Environment or the emission, discharge, disposal or other release or threatened release of Hazardous Materials in or into the Environment;

                   (v) "Hazardous Materials" means pollutants, contaminants or chemical, industrial, hazardous or toxic materials or wastes, and includes, without limitation, asbestos or asbestos-containing materials, PCBs and petroleum, oil or petroleum or oil products, derivatives or constituents; and

                   (vi) "Release" means any past or present spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of Hazardous Materials into the Environment or within structures (including the abandonment or discarding of barrels, containers or other closed receptacles containing any Hazardous Materials).

                  6.22 Disclosure. No representation or warranty by Fairchild herein, or in any certificate furnished by or on behalf of Fairchild to Shared Technologies in connection herewith, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

                  6.23 Absence of Undisclosed Liabilities. Except as set forth in Section 6.9 of the Disclosure Statement, neither Fairchild nor any of its subsidiaries has any liabilities or obligations of any nature, whether absolute, accrued, unmatured, contingent or otherwise, or any unsatisfied judgments or any leases of personalty or realty or unusual or extraordinary commitments, except the liabilities recorded on the Balance Sheet and the notes thereto, and except for liabilities or obligations incurred in the ordinary course of business and consistent with past practice since June 30, 1995 that would not individually or in the aggregate have a Fairchild Material Adverse Effect.

                  6.24 Finders or Brokers. Except as set forth in Section 6.24 of the Disclosure Statement, none of Fairchild, the subsidiaries of Fairchild, the Board of Directors or any member of the Board of Directors has employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to a fee or any commission in connection with of the Merger, and Section 6.24 of the Disclosure Statement sets forth the maximum consideration (present and future) agreed to be paid to each such party.


                                   ARTICLE VII

                      CONDUCT OF BUSINESS OF FAIRCHILD AND
                     SHARED TECHNOLOGIES PENDING THE MERGER

                  7.1 Conduct of Business of Fairchild and Shared Technologies Pending the Merger. Except as contemplated by this Agreement or as expressly agreed to in writing by Fairchild and Shared Technologies, during the period from the date of this Agreement to the Effective Time, each of Fairchild and its subsidiaries and Shared Technologies and its subsidiaries will conduct their respective operations according to its ordinary course of business consistent with past practice, and will use all commercially reasonable efforts to preserve intact its business organization, to keep available the services of its officers and employees and to maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with it and will take no action which would materially adversely affect the ability of the parties to consummate the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the Effective Time, neither Fairchild nor
Shared Technologies will nor will they permit any of their respective subsidiaries to, without the prior written consent of the other party:

                   (a) amend its certificate of incorporation or by-laws, except Shared Technologies may amend its certificate of incorporation and bylaws as required by the terms of this Agreement;

                  (b) authorize for issuance, issue, sell, deliver, grant any options for, or otherwise agree or commit to issue, sell or deliver any shares of any class of its capital stock or any securities convertible into shares of any class of its capital stock, except (i) pursuant to and in accordance with the terms of currently outstanding convertible securities, warrants and options, and
         (ii) options granted under the Stock Option Plans of Shared Technologies, in the ordinary course of business consistent with past practice;

                  (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock or purchase, redeem or otherwise acquire any shares of its own capital stock or of any of its subsidiaries, except as otherwise expressly provided in this Agreement (including, without limitation, Section 6.7(b)) and except for the distribution of the shares of Shared Technologies Cellular Inc. to the shareholders of Shared Technologies;

                  (d) except in the ordinary course of business, consistent with past practice (i) create, incur, assume, maintain or permit to exist any long-term debt or any short-term debt for borrowed money other than under existing lines of credit; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except its wholly owned subsidiaries in the ordinary course of business and consistent with past practices; or (iii) make any loans, advances or capital contributions to, or investments in, any other person;

                  (e) except as otherwise expressly contemplated by this Agreement (including without limitation as set forth in Schedule 6.17 to the Disclosure Statement) or in the ordinary course of business, consistent with past practice, (i) increase in any manner the compensation of any of its directors, officers or other employees; (ii) pay or agree to pay any pension, retirement allowance or other employee benefit not required, or enter into or agree to enter into any agreement or arrangement with such director, officer or employee, whether past or present, relating to any such pension, retirement allowance or other employee benefit, except as required under currently existing agreements, plans or arrangements; (iii) grant any severance or termination pay to, or enter into any employment or severance agreement with, any of its directors, officers or other employees; or (iv) except as may be required to comply with applicable law, become obligated (other than pursuant to any new or renewed collective bargaining agreement) under any new pension plan, welfare plan, multiemployer plan, employee benefit plan, benefit arrangement, or similar plan or arrangement, which was not in existence on the date hereof, including any bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other benefit plan, agreement or arrangement, or employment or consulting agreement with or for the benefit of any person, or amend any of such plans or any of such agreements in existence on the date hereof;

                  (f) except as otherwise expressly contemplated by this Agreement, enter into any other agreements, commitments or contracts, except agreements, commitments or contracts for the purchase, sale or lease of goods or services in the ordinary course of business, consistent with past practice;

                  (g) except in the ordinary course of business, consistent with past practice, or as contemplated by this Agreement, authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into any agreement in principle or an agreement with respect to, any plan of liquidation or dissolution, any acquisition of a material amount of assets or securities, any sale, transfer, lease, license, pledge, mortgage, or other disposition or encumbrance of a material amount of assets or securities or any material change in its capitalization, or any entry into a material contract or any amendment or modification of any material contract or any release or relinquishment of any material contract rights; or

                  (h)      agree to do any of the foregoing.


                                  ARTICLE VIII

                            COVENANTS AND AGREEMENTS

                  8.1      Approval of Stockholders; SEC and Other Filings.

                  (a) Shared Technologies shall cause a special meeting of its stockholders (the "Special Meeting") to be duly called and held as soon as reasonably practicable for the purpose of (i) voting on this Agreement, (ii) authorizing Shared Technologies' Board of Directors, to the extent permitted by law, to make modifications of or amendments to this Agreement as Shared Technologies' Board of Directors deems proper without further stockholder approval and (iii) voting on all other actions contemplated hereby which require the approval of Shared Technologies' stockholders, including without limitation any such approval needed to amend Shared Technologies' Certificate of Incorporation and Bylaws as required by this Agreement. Shared Technologies shall comply with all applicable legal requirements in connection with the Special Meeting.

                  (b) Shared Technologies and Fairchild shall cooperate with each other and use their best efforts to file with the SEC or other applicable regulatory or governmental agency or authority, as the case may be, as promptly as practicable the Proxy Statement and the Other Documents. The parties shall use their best efforts to have the Proxy Statement cleared by the SEC as promptly as practicable after filing and, as promptly as practicable after the Proxy Statement has been so cleared, shall mail the Proxy Statement to the stockholders of Shared Technologies as of the record date for the Special Meeting. Subject to the fiduciary obligations of Shared Technologies' Board of Directors under applicable law as advised by Gadsby & Hannah or other nationally recognized counsel, the Proxy Statement shall contain the recommendation of the Board in favor of the Merger and for approval and adoption of this Agreement. In addition to the irrevocable proxy received from a stockholder of Shared Technologies prior to the date hereof, Shared Technologies shall use its best efforts to solicit from stockholders of Shared Technologies proxies or consents in favor of such approval and to take all other action necessary or, in the reasonable judgment of Fairchild, helpful to secure the vote of stockholders required by law to effect the Merger. Shared Technologies and Fairchild each shall use its best efforts to obtain and furnish the information required to be included in the Proxy Statement and any Other Document, and Shared Technologies, after consultation with Fairchild, shall use its best efforts to respond as promptly as is reasonably practicable to any comments made by the SEC or any other applicable regulatory or governmental agency or authority with respect to any of the foregoing (or any preliminary version thereof). Shared

Technologies will promptly notify Fairchild of the receipt of the comments of the SEC or any other applicable regulatory or governmental agency or authority, as the case may be, and of any request by any of the foregoing for amendments or supplements to the Proxy Statement or any Other Document, as the case may be, or for additional information, and will supply Fairchild with copies of all correspondence between Shared Technologies and its representatives, on the one hand, and the SEC, any other applicable regulatory or governmental agency or authority or the members of the staff of any of the foregoing, on the other hand, with respect to the Proxy Statement or any Other Document, as the case may be. If at any time prior to the Special Meeting any event should occur relating to Shared Technologies or any of its subsidiaries or Fairchild or any of its affiliates or associates, or relating to the Financing (as hereinafter defined) which should be set forth in an amendment of or a supplement to, the Proxy Statement or any Other Document, Shared Technologies will promptly inform Fairchild or Fairchild will promptly inform Shared Technologies, as the case may be. Whenever any event occurs which should be set forth in an amendment of, or a supplement to, the Proxy Statement or any Other Document, as the case may be, Fairchild and Shared Technologies will upon learning of such event, cooperate and promptly prepare, file and mail such amendment or supplement.

                  (c) Fairchild shall use its best efforts to file with and obtain from the Internal Revenue Service a favorable ruling to the effect set forth in Schedule 9.2(d) hereto. Fairchild and Shared Technologies shall cooperate with each other and use their best efforts to effect a tender offer and consent solicitation for the outstanding 12 1/4% Senior Notes due 1999 of Fairchild and, if the Merger is consummated, to retire all such Notes tendered in such offer.

                  8.2      Additional Agreements; Cooperation.

                  (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, and to cooperate with each other in connection with the foregoing, including using its best efforts (i) to obtain all necessary waivers, consents and approvals from other parties to loan agreements, leases and other contracts that are specified on Schedule 8.2 to the Disclosure Statement,
(ii) to obtain all necessary consents, approvals and authorizations as are required to be obtained under any federal, state or foreign law or regulations,
(iii) to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby, (iv) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, (v) to effect all necessary registrations and filings, including, but not limited to, filings under the HSR Act and any pre-merger notifications required in any other country, if any, and submissions of information requested by governmental authorities, (vi) provide all necessary information for the Proxy Statement and (vii) to fulfill all conditions to this Agreement. In addition, Fairchild agrees to use its best efforts (subject to compliance with all applicable securities laws) to solicit and receive the irrevocable proxies from shareholders of Shared Technologies contemplated by Section 10.1(b). Shared Technologies agrees to use its best efforts to cause the distribution to its shareholders of all shares of capital stock of Shared Technologies Cellular, Inc. ("STCI") owned by Shared Technologies and its subsidiaries to be completed prior to the Effective Time and, prior to such distribution to cause STCI, to enter into an agreement preventing STCI from competing in the telecommunications systems and service business.

                  (b) Shared Technologies will supply Fairchild with copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between Shared Technologies or its representatives, on the one hand, and the Federal Trade Commission, the Antitrust Division of the United States Department of Justice, the SEC and any other regulatory or governmental agency or authority or members of their respective staffs, on the other hand, with respect to this Agreement, the Merger and the other transactions contemplated hereby. Each of the parties hereto agrees to furnish to the other party hereto such necessary information and reasonable assistance as such other party may request in connection with its preparation of necessary filings or submissions to any regulatory or governmental agency or authority, including, without limitation, any filing necessary under the provisions of the HSR Act or any other applicable Federal or state statute.

                  (c) Fairchild will supply Shared Technologies with copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between Fairchild or its representatives, on the one hand, and the Federal Trade Commission, the Antitrust Division of the United States Department of Justice, the SEC or any other regulatory or governmental agency or authority or members of their respective staffs, on the other hand, with respect to this Agreement, the Merger and the other transactions contemplated hereby.

                  8.3 Publicity. Shared Technologies and Fairchild agree to consult with each other in issuing any press release and with respect to the general content of other public statements with respect to the transactions contemplated hereby, and shall not issue any such press release prior to such consultation, except as may be required by law.

                  8.4      No Solicitation.

                  (a) Each of Shared Technologies and Fairchild agrees that, prior to the Effective Time, it shall not, and shall not authorize or permit any of its subsidiaries or any of its or its subsidiaries' directors, officers, employees, agents or representatives to, directly or indirectly, solicit, initiate, facilitate or encourage (including by way of furnishing or disclosing non-public information) any inquiries or the making of any proposal with respect to any merger, consolidation or other business combination involving Shared Technologies or its subsidiaries or Fairchild or its subsidiaries or acquisition of any kind of all or substantially all of the assets or capital stock of Shared Technologies and its subsidiaries taken as a whole or Fairchild and its subsidiaries taken as a whole (an "Acquisition Transaction") or negotiate, explore or otherwise communicate in any way with any third party (other than Shared Technologies or Fairchild, as the case may be) with respect to any Acquisition Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by this Agreement; provided that Shared Technologies or Fairchild may, in response to an unsolicited written proposal with respect to an Acquisition Transaction from a financially capable third party that contains no financing condition, (i) furnish or disclose non-public information to such third party and (ii) negotiate, explore or otherwise communicate with such third party, in each case only if the Board of Directors of such party determines in good faith by a majority vote, after consultation with its legal and financial advisors, and after receipt of the written opinion of outside legal counsel of such party that failing to take such action would constitute a breach of the fiduciary duties of such Board of Directors, that taking such action is reasonably likely to lead to an Acquisition Transaction that is more favorable to the stockholders of such party than the Merger and that failing to take such action would constitute a breach of the Board's fiduciary duties.

                  (b) Each of Shared Technologies and Fairchild shall immediately advise the other in writing of the receipt of any inquiries or proposals relating to an Acquisition Transaction and any actions taken pursuant to Section 8.4(a).


                  8.5      Access to Information.

                  (a) From the date of this Agreement until the Effective Time, each of Shared Technologies and Fairchild will give the other party and its authorized representatives (including counsel, environmental and other consultants, accountants and auditors) full access during normal business hours to all facilities, personnel and operations and to all books and records of it and its subsidiaries, will permit the other party to make such inspections as it may reasonably require and will cause its officers and those of its subsidiaries to furnish the other party with such financial and operating data and other information with respect to its business and properties as such party may from time to time reasonably request.

                  (b) Each of the  parties  hereto  will hold and will cause its
consultants  and  advisors  to  hold  in  strict  confidence   pursuant  to  the
Confidentiality Agreement dated October 1995 between the parties (the "Confidentiality Agreement") all documents and information furnished to the other in connection with the transactions contemplated by this Agreement as if each such consultant or advisor was a party thereto, and the provisions of the Confidentiality Agreement shall survive any termination of this Agreement but will be extinguished at the Effective Time if the Merger occurs.

                  8.6   Financing.   Fairchild   will   cooperate   with  Shared
Technologies to assist Shared Technologies in obtaining the financing required for Shared Technologies to effect the Merger

(including the funds necessary to repay the indebtedness  referred to on Exhibit
9.1 and to pay the amounts owing to the holders of the Series A and Series C Preferred Stock) (the "Financing"). Immediately prior to the Effective Time, Fairchild will certify the aggregate amount of accrued and unpaid dividends on the Series A Preferred Stock and Series C Preferred Stock to be paid by Shared Technologies pursuant to the Merger.

                  8.7 Notification of Certain Matters. Shared Technologies or Fairchild, as the case may be, shall promptly notify the other of (i) its obtaining of actual knowledge as to the matters set forth in clauses (x) and (y) below, or (ii) the occurrence, or failure to occur, of any event which occurrence or failure to occur would be likely to cause (x) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, or (y) any material failure of Shared Technologies or Fairchild, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations or warranties of the parties or the conditions to the obligations of the parties hereunder.

                  8.8 Board of Directors of Shared Technologies. The Shared Technologies Board of Directors shall take such corporate action as may be necessary to cause the directors comprising its full board to be changed at the Effective Time to include, subject to the requisite vote of the shareholders of Shared Technologies, immediately after the Effective Time on the Surviving Corporation Board of Directors the persons specified pursuant to the Shareholders Agreement.

                  8.9      Indemnification.

                  (a) The Surviving Corporation shall indemnify, defend and hold harmless the present and former officers, directors, employees and agents of Fairchild and its subsidiaries against all losses, claims, damages, expenses or liabilities arising out of actions or omissions or alleged actions or omissions occurring at or prior to the Effective Time to the same extent and on the same terms and conditions (including with respect to advancement of expenses) provided for in Fairchild's Certificate of Incorporation and By-Laws and agreements in effect at the date hereof (to the extent consistent with applicable law); provided that such actions or omissions or alleged actions or omissions are exclusively related to the business of the Fairchild Communications Services Company; and, provided, further, that in no event will this indemnity extend to the transactions effected pursuant to this Agreement, including but not limited to the Fairchild Reorganization.

                  (b) The provisions of this Section 8.9 are intended to be for the benefit of and shall be enforceable by each indemnified party hereunder, his or her heirs and his or her representatives.

                  8.10     Fees and Expenses.

                  (a) Except as set forth in Section 8.10(b), in the event this Agreement is terminated, Shared Technologies and Fairchild shall bear their respective expenses incurred in connection with the Merger, including, without limitation, the preparation, execution and performance of this Agreement and the transactions contemplated hereby, and all fees and expenses of investment bankers, finders, brokers, agents, representatives, counsel and accountants, except that the fees and expenses of CS First Boston shall be shared equally by Shared Technologies and Fairchild. If the Merger occurs, then the Surviving Corporation shall be responsible, and reimburse Fairchild, for all of such expenses incurred by Shared Technologies and Fairchild in connection with the Merger (but Fairchild's expenses shall only be borne by the Surviving Corporation to the extent set forth in Schedule 8.10).

                  (b) If  this  Agreement  is  terminated  pursuant  to  Section
10.1(d), (e) or (h), then Shared Technologies shall promptly, but in no event later than the next business day after the date of such termination, pay Fairchild, in immediately available funds, the amount of any and all fees and expenses incurred by Fairchild (including, but not limited to, fees and expenses of Fairchild's counsel, investment banking fees and expenses and printing expenses) in connection with this Agreement, the Merger and the other transactions contemplated hereby and, in addition, if such termination is pursuant to Section 10.1(h), a fee of $5,000,000. If this Agreement is terminated pursuant to Section 10.1(f) or (i) or pursuant to Section 10.1(c) solely due to the failure of Fairchild to satisfy the condition in Section 9.2(d) or to obtain tenders and consents from at least 51% of the outstanding principal amount of Fairchild's 12 1/4% Senior Notes due 1999 as contemplated by Schedule 9.1, then Fairchild shall promptly, but in no event later than the next business day after the date of such termination, pay Shared Technologies, in immediately available funds, the amount of any and all fees and expenses incurred by Shared Technologies
(including,  but not  limited  to,  fees and  expenses  of Shared  Technologies'
counsel,  investment  banking  fees  and  expenses  and  printing  expenses)  in connection with this Agreement, the Merger and the other transactions contemplated hereby and in addition, if such termination is pursuant to Section 10.1(i), a fee of $5,000,000.

                  8.11 Post-Merger Cooperation. After the Effective Time, the Surviving Corporation shall cooperate with RHI and permit RHI to take all actions (including without limitation the right to endorse checks and enter into agreements) reasonably required by RHI to allow RHI to assert title (and prosecute claims against and defend claims brought by third parties), whether in its own name or in the name of Fairchild, with respect to all assets, claims and privileges of Fairchild that were owned by it, and defend against all liabilities and claims attributable to it, in each case, immediately prior to the Fairchild Reorganization and that did not relate to the telecommunications systems and service business. After the Effective Time, RHI will cooperate with the Surviving Corporation and permit the Surviving Corporation to take all actions (including without limitation the right to endorse checks and enter into agreements) reasonably required by the Surviving Corporation to allow the Surviving Corporation to assert title (and prosecute claims against third parties) whether in its own name or in the name of Fairchild, with respect to all assets, claims and privileges of Fairchild's telecommunications systems and service business.


                                   ARTICLE IX

                              CONDITIONS TO CLOSING

                  9.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment or waiver by the Board of Directors of the waiving party (subject to applicable law) at or prior to the Effective Date of each of the following conditions:

                  (a) Shared Technologies' shareholders shall have duly approved and adopted the Merger, this Agreement and any other transactions contemplated hereby which require the approval of such shareholders by law as required by applicable law;

                  (b) any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated;

                  (c) no order, statute, rule, regulation, executive order, injunction, stay, decree or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental or regulatory authority or instrumentality that prohibits the consummation of the Merger or the transactions contemplated hereby;

                  (d) all necessary consents and approvals of any United States or any other governmental authority or any other third party required for the consummation of the transactions contemplated by this Agreement shall have been obtained except for such consents and approvals the failure to obtain which individually or in the aggregate would not have a material adverse effect on the Surviving Corporation and any waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated;

                  (e)  each  of the  transactions  set  forth  on  the  attached
         Schedule 9.1 shall have been consummated;

                  (f) the parties shall have received the written opinion of Donaldson, Lufkin & Jenrette Securities Corporation or another investment banking firm of nationally recognized standing selected by Fairchild that the fair market value of the Preferred Stock is at least equal to the positive difference between $47.5 million and the value of the Shared Technologies Common Stock to be received as Merger Consideration (based upon the closing price thereof on the date preceding the Effective Time); and

                  (g)  Mel D.  Borer  shall  have  been  offered  an  employment
         agreement  on  terms   satisfactory   to  both   Fairchild  and  Shared
         Technologies.

                  9.2 Additional Conditions to Obligations of Fairchild. The obligations of Fairchild to effect the Merger shall be subject to the fulfillment or waiver (subject to applicable law), at or prior to the Effective Date, of each of the following conditions:


                  (a) Shared Technologies shall have furnished Fairchild with certified copies of resolutions duly adopted by its Board of Directors approving the execution and delivery of this Agreement and the Merger and all other necessary corporate action to enable Shared Technologies to comply with the terms of this Agreement;

                  (b) Shared Technologies shall have performed or complied in all material respects with all its agreements, obligations and covenants required by this Agreement to be performed by it on or prior to the Effective Date, and Shared Technologies shall have delivered to Fairchild a certificate, dated the Effective Date, of its President and its Secretary to such effect;

                  (c) the representations and warranties of Shared Technologies contained herein shall be true and correct in all material respects on the date of this Agreement and the Effective Date as though such representations and warranties were made at and on such date, and Shared Technologies shall have delivered to Fairchild a certificate, dated the Effective Date, of its President and its Secretary to such effect;

                  (d) Fairchild shall have received a favorable ruling of the Internal Revenue Service to the effect set forth in Schedule 9.2(d) hereto;

                  (e) Shared Technologies shall have amended its Certificate of Incorporation and Bylaws to the extent set forth in Schedule 9.2(e);

                  (f) there shall not have occurred since December 31, 1994 any material adverse change in the business, operations, assets, financial condition or results of operations of Shared Technologies and its subsidiaries taken as a whole;

                  (g) Shared Technologies shall have executed and delivered a registration rights agreement in the form of Exhibit D hereto;

                  (h) Shared Technologies shall have entered into a Tax Sharing Agreement with RHI in the form of Exhibit E hereto; and

                  (i) Shared Technologies shall have, prior to the Effective Time, completed the distribution to its shareholders of all of the capital stock of Shared Technologies Cellular, Inc. owned by Shared Technologies and Shared Technologies Cellular, Inc. shall have executed a non-competition agreement with Shared Technologies, in form and substance satisfactory to Fairchild.

                  9.3 Additional Conditions to Obligations of Shared Technologies. The obligations of Shared Technologies to effect the Merger shall be subject to the fulfillment or waiver (subject to applicable law), at or prior to the Effective Date, of each of the following conditions:

                  (a) Each of TFC, RHI and Fairchild shall have furnished Shared Technologies with certified copies of resolutions duly adopted by its Board of Directors approving the execution and delivery of this Agreement and the Merger and all other necessary corporate action to enable Fairchild to comply with the terms of this Agreement;

                  (b) Fairchild shall have performed or complied in all material respects with all its agreements, obligations and covenants required by this Agreement to be performed by it on or prior to the Effective Date and Fairchild shall have delivered to Shared Technologies a certificate, dated the Effective Date, of its President and its Secretary to such effect;

                  (c) the representations and warranties of TFC, RHI and Fairchild contained herein shall be true and correct in all material respects on the date of this Agreement and the Effective Date as though such representations and warranties were made at and on such date and Fairchild shall have delivered to Shared Technologies a certificate, dated the Effective Date, of its President and its Secretary to such effect;

                  (d) there shall not have occurred since June 30, 1995 any material adverse change in the business, operations, assets, financial condition or results of operations of Fairchild and its wholly owned subsidiary, VSI, taken as a whole (it being understood that no such material adverse change shall be deemed to have occurred with respect to Fairchild and VSI, taken as a whole, if the pro forma consolidated net worth of Fairchild, as evidenced by a pro forma closing date balance sheet to be delivered to Shared Technologies on the Effective Date, is at least $80,000,000); and

                  (e) RHI, The Fairchild Corporation, D-M-E Inc. and Fairchild Fasteners Inc. shall have entered into Indemnification Agreements with Shared Technologies in the forms of Exhibits B1-3 hereto; and RHI shall have delivered to Shared Technologies an executed Pledge Agreement in the form of Exhibit C hereto, as well as the Preferred Stock required to be pledged thereby.


                                    ARTICLE X

                                   TERMINATION

                  10.1 Termination. This Agreement may be terminated at any time prior to the Effective Time whether before or after approval by the stockholders of Shared Technologies:

                  (a)  by  mutual  written   consent  of  Fairchild  and  Shared
         Technologies;

                  (b) by Fairchild if RHI has not received within 10 business days after the date of this Agreement irrevocable proxies from holders of more than 50% of Shared Technologies common stock (on a fully diluted basis) agreeing to vote for the Merger; provided, that such right of termination must be exercised, if at all, within 13 business days after the date of this Agreement;

                  (c) by either Fairchild or Shared Technologies if the Effective Time has not occurred on or prior to January 31, 1996 unless the Merger has not occurred at such time solely by reason of the condition set forth in Section 9.2(d) having not yet been satisfied or because of the failure of the Securities and Exchange Commission to give timely approval to the proxy materials for Shared Technologies shareholders, in which case February 28, 1996 or such other date, if any, as Fairchild and Shared Technologies shall agree upon, unless the absence of such occurrence shall be due to the failure of the party seeking to terminate this Agreement (or its subsidiaries or affiliates) to perform in all material respects each of its obligations under this Agreement required to be performed by it at or prior to the Effective Time;

                  (d) by either Fairchild or Shared Technologies if, at the Special Meeting (including any adjournment thereof), the stockholders of Shared Technologies fail to adopt and approve this Agreement, the Merger and any of the other transactions contemplated hereby in accordance with Delaware law;

                  (e) by Fairchild if Shared Technologies fails to perform in any material respect any of its obligations under this Agreement;

                  (f) by Shared Technologies if Fairchild fails to perform in any material respect any of its obligations under this Agreement;

                  (g) by Fairchild or Shared Technologies if a court of competent jurisdiction or a governmental, regulatory or administrative agency or commission shall have issued an order, decree, or ruling or taken any other action, in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable;

                  (h) by Shared Technologies if its Board of Directors shall have withdrawn, modified or amended in an adverse manner its recommendation of the Merger as a result of its exercise of its fiduciary duties; or

                  (i) by Fairchild if its Board of Directors shall have withdrawn, modified or amended in an adverse manner its recommendation of the Merger as a result of its exercise of its fiduciary duties; or

                  (j) by either Shared Technologies or Fairchild if either of their respective Board of Directors reasonably determine that market conditions will not permit the completion of the Financing contemplated by Section 8.6 in a timely manner or on acceptable terms or it becomes obvious that the necessary marketing activities or filings necessary for such Financing have not been completed in a timely manner necessary to complete the Merger.

                  10.2 Effect of Termination. In the event of the termination of this Agreement pursuant to the foregoing provisions of this Article X, this Agreement shall become void and have no effect, with no liability on the part of any party or its stockholders or directors or officers in respect thereof except for agreements which survive the termination of this Agreement and except for liability that TFC, RHI, Fairchild or Shared Technologies might have arising from a breach of this Agreement.


                                   ARTICLE XI

                          SURVIVAL AND INDEMNIFICATION

                  11.1 Survival of Representations and Warranties. All representations and warranties made in this Agreement shall survive from the Effective Time until March 31, 1997 and shall not be extinguished by the Merger or any investigation made by or on behalf of any party hereto.

                  11.2 Indemnification by TFC and RHI. Each of TFC and RHI hereby agrees, jointly and severally, to indemnify and hold harmless Shared Technologies against any and all losses, liabilities and damages or actions (or actions or proceedings, whether commenced or threatened) or claims (including, without limitation, counsel fees and expenses of Shared Technologies in the event that TFC or RHI fail to assume the defense thereof) in respect thereof (hereinafter referred to collectively as "Losses") resulting from any breach of the representations and warranties made by TFC, RHI or Fairchild in this Agreement;

provided, however, that TFC's and RHI's obligations under this Section 11.2 is to the extent that the Losses exceed $4,000,000. Notwithstanding the foregoing, in no event shall Shared Technologies be entitled to indemnification for, and the term "Losses" shall not include any consequential damages or damages which are speculative, remote or conjectural (except to the extent represented by a successful claim by a third party).

                  If any  action,  proceeding  or  claim  shall  be  brought  or
asserted  against  Shared   Technologies  by  any  third  party,  which  action,
proceeding or claim, if determined adversely to the interests of Shared Technologies would entitle Shared Technologies to indemnity pursuant to this Agreement, Shared Technologies shall promptly but in no event later than 10 days from the date Shared Technologies receives written notice of such action, proceeding or claim, notify TFC and RHI of the same in writing specifying in detail the basis of such claim and the facts pertaining thereto (but the failure to give such notice in a timely fashion shall not affect TFC's and RHI's obligations under this Section 11.2 except to the extent it prejudiced or damaged their ability to defend, settle or compromise such claim or to pay any Losses resulting therefrom), and TFC and RHI shall be entitled (but not obligated) to assume the defense thereof by giving written notice thereof within 10 days after TFC and RHI received notice of the claim from Shared Technologies to Shared Technologies and have the sole control of defense and settlement thereof (but only, with respect to any settlement, if such settlement involves an unconditional release of Shared Technologies and its subsidiaries in respect of such claim), including the employment of counsel and the payment of all expenses.

                  11.3 Indemnification by Shared Technologies. Shared Technologies hereby agrees to indemnify and hold harmless TFC and RHI against any and all losses, liabilities and damages or actions (or actions or proceedings, whether commenced or threatened) or claims (including, without limitation, counsel fees and expenses of TFC and RHI in the event that Shared Technologies fails to assume the defense thereof) in respect thereof hereinafter referred to as the "Shared Technologies' Losses") resulting from the breach of the representations and warranties made by Shared Technologies in this Agreement; provided, however, that Shared Technologies' obligation under this
Section 11.3 is to the extent that the Shared Technologies' Losses exceed $4,000,000. Notwithstanding the foregoing, in no event shall TFC or RHI be entitled to indemnification for, and the term "Shared Technologies' Losses" shall not include any consequential damages or damages which are speculative, remote or conjectural (except to the extent represented by a successful claim by a third party).

                  Shared Technologies at its option may make any indemnification pursuant to this Section 11.3 in cash or in shares of Common Stock of Shared Technologies having a fair market value at the time of issuance in an amount equal to the amount of such loss. In the event that Shared Technologies makes a payment in cash in fulfillment of its obligation under this Section 11.3, the term "Shared Technologies' Losses" shall also include the diminution as a result of such payment in the value of the shares of Common Stock and Preferred Stock as a result of such payment. In the event that Shared Technologies issues Common Stock in fulfillment of its obligation under this Section 11.3, the term "Shared Technologies' Losses" shall also include the diminution as a result of such issuance in the value of the shares of Common Stock and Preferred Stock of Shared Technologies owned by RHI prior to such issuance.

                  If any action, proceeding or claim shall be brought or asserted against TFC or RHI by any third party, which action, proceeding or claim, if determined adversely to the interests of TFC or RHI would entitle TFC or RHI to indemnity pursuant to this Agreement, TFC or RHI shall, promptly but in no event later than 10 days from the date TFC or RHI receives written notice of such action, proceeding or claim, notify Shared Technologies of the same in writing specifying in detail the basis of such claim and the facts pertaining thereto (but the failure to give such notice in a timely fashion shall not affect Shared Technologies' obligations under this Section 11.3 except to the extent it prejudiced or damaged Shared Technologies' ability to defend, settle or compromise such claim or to pay any Losses resulting therefrom), and Shared Technologies shall be entitled (but not obligated) to assume the defense thereof by giving written notice thereof within 10 days after Shared Technologies received notice of the claim from TFC or RHI to TFC or RHI and have the sole control of defense and settlement thereof (but only, with respect to any settlement, if such settlement involves an unconditional release of TFC and RHI and their respective subsidiaries in respect of such claim), including the employment of counsel and the payment of all expenses.

                  11.4 Set-Off. In the event that either TFC, RHI or Shared Technologies fails to make any payment required by Section 11.2 or 11.3 hereof, the party entitled to receive such payment may set off the amount thereof against any other payments owed by it to the party failing to make such payment.


                                   ARTICLE XII

                                  MISCELLANEOUS

                  12.1     Closing and Waiver.

                  (a) Unless this Agreement shall have been terminated in accordance with the provisions of Section 10.1 hereof, a closing (the "Closing" and the date and time thereof being the "Closing Date") will be held as soon as practicable after the conditions set forth in Sections 9.1, 9.2 and 9.3 shall have been satisfied or waived. The Closing will be held at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York or at such other places as the parties may agree. Immediately thereafter, the Certificate of Merger will be filed.

                  (b) At any time prior to the Effective Date, any party hereto may (i) extend the time for the performance of any of the obligations or other acts of any other party hereto, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements of any other party or with any conditions to its own obligations contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing duly authorized by and signed on behalf of such party.

                  12.2     Notices.

                  (a) Any notice or communication to any party hereto shall be duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), facsimile or overnight air courier guaranteeing next day delivery, to such other party's address.

                  If to The Fairchild Corporation, RHI Holdings, Inc. or Fairchild Industries, Inc.:

                           300 West Service Road
                           P.O. Box 10803
                           Chantilly, VA  22001
                           Facsimile No.:  (703) 888-5674
                           Attention:  Donald Miller, Esq.

                           with a copy to:

                           James J. Clark, Esq.
                           Cahill Gordon & Reindel
                           80 Pine Street
                           New York, NY  10005
                           Facsimile No.:  (212) 269-5420

                  If to Shared Technologies Inc.:

                           100 Great Meadow Road, Suite 104
                           Wethersfield, CT  06109
                           Facsimile No.:  (203) 258-2401
                           Attention:  Legal Department

                           with a copy to:

                           Walter D. Wekstein, Esq.
                           Harold J. Carroll, Esq.
                           Gadsby & Hannah
                           125 Summer Street
                           Boston, MA  02110
                           Facsimile No.:  (617) 345-7050

                  (b) All notices and communications will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, if mailed; when sent, if sent by facsimile; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

                  12.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  12.4 Interpretation. The headings of articles and sections herein are for convenience of reference, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof. As used in this Agreement, "person" means any individual, corporation, limited or general partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof; "subsidiary" of any person means (i) a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by such person or by one or more other subsidiaries of such person or by such person and one or more subsidiaries thereof or (ii) any other person (other than a corporation) in which such person, or one or more other subsidiaries of such person or such person and one or more other subsidiaries thereof, directly or indirectly, have at least a majority ownership and voting power relating to the policies, management and affairs thereof; and "voting stock" of any person means capital stock of such person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

                  12.5 Variations and Amendment. This Agreement may be varied or amended only by written action of Shared Technologies and Fairchild, before or after the Special Meeting at any time prior to the Effective Time.


                  12.6 No Third Party Beneficiaries. Except for the provisions of Sections 8.9 (which are intended to be for the benefit of the persons referred to therein, and may be enforced by such persons) and 8.11, nothing in this Agreement shall confer any rights upon any person or entity which is not a party or permitted assignee of a party to this Agreement.

                  12.7 Use of Fairchild Name. RHI hereby grants a royalty free license in perpetuity to Shared Technologies for the use of the Fairchild name to Shared Technologies for exclusive use by Shared Technologies as a trade name in the telecommunications system and services business but not for any other use. In no event may Shared Technologies assign the right to use the Fairchild name to any other person.

                  12.8 Governing Law. Except as the laws of the State of Delaware are by their terms applicable, this Agreement shall be governed by, and construed in accordance with, the laws of the

State of New York without regard to principles of conflicts of laws.

                  12.9 Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

                  12.10 No Recourse Against Others. No director, officer or employee, as such, of Shared Technologies, TFC, RHI or any of their respective subsidiaries shall have any liability for any obligations of Shared Technologies, TFC or RHI, respectively, under this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

                  12.11 Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

                  IN WITNESS WHEREOF, the parties hereto have caused this Merger Agreement to be executed by their duly authorized officers all as of the day and year first above written.

                                                SHARED TECHNOLOGIES INC.

                                                By:  /s/ Anthony D. Autorino
                                                Title:  Chairman of the Board,
                                                        Chief Executive Officer
                                                        and President

                                                FAIRCHILD INDUSTRIES, INC.


                                                By:  /s/ Jeffrey J. Steiner
                                                Title:  Chairman of the Board,
                                                        Chief Executive Officer
                                                        and President

                                                THE FAIRCHILD CORPORATION


                                                 By:  /s/ Jeffrey J. Steiner
                                                 Title:  Chairman of the Board,
                                                         Chief Executive Officer
                                                         and President

                                                 RHI HOLDINGS, INC.


                                                 By:  /s/ Jeffrey J. Steiner
                                                 Title:  Chairman of the Board,
                                                         Chief Executive Officer
                                                         and President

                                  Schedule 9.1


                  The steps comprising the Fairchild Recapitalization are as follows:

                  1. Fairchild Industries, Inc., as it exists on the date of the Merger Agreement ("FII"), will cause Fairchild Communications Services Company, a Delaware partnership ("FCSC") to merge into FII's wholly owned subsidiary, VSI Corporation ("VSI").

                  2. FII will then cause VSI to transfer all of VSI's assets and liabilities (other than those of the former FCSC, but excluding from those real estate owned by FCSC, and other than the Assumed Indebtedness described below) to one or more wholly owned subsidiaries.

                  3. FII (or Shared Technologies) will make a cash tender offer to purchase all of the outstanding 12 1/4% Senior Notes due 1999 (the "12 1/4% Notes") of FII and, in connection therewith, will obtain such Noteholders' consent (representing at least 51% of the outstanding principal amount of the 12 1/4% Notes) to the transfer by FII of all of the assets of FII (other than the stock of VSI) to RHI and to amend the indenture under which the 12 1/4% Notes were issued to remove all covenants which can be amended or deleted by majority vote. The aggregate amount needed to be paid to consummate such tender offer and consent solicitation is herein called the "Note Purchase Amount".

                  4. Prior to the Effective Time, FII will transfer (in one or more transactions) all of its assets to RHI, and RHI will assume all liabilities, except for (i) the stock of VSI (which will only have in it the assets and liabilities of the former FCSC), (ii) the 12 1/4% Senior Notes, (iii) the Series A and C Preferred Stock and (iv) an amount of bank and other indebtedness (the "Assumed Indebtedness") equal to $223,500,000 minus (x) the Note Purchase Amount and (y) $44,237,745 (the aggregate redemption price of the Series A and C Preferred Stock) plus accrued dividends thereon through the Effective Time, and RHI will contribute all of the outstanding Series B Preferred Stock to FII.

                  5. Concurrently with the consummation of the Merger, the Surviving Corporation will (i) purchase the 12 1/4% Notes tendered for the Note Purchase Amount, (ii) repay the Assumed Indebtedness in full and (iii) deposit in escrow the funds necessary to pay the holders of the Series A and Series C Preferred Stock the amounts owed to them under the Merger Agreement.

                                 Schedule 9.2(d)

                       TAX RULINGS REQUESTED BY FAIRCHILD


                  Fairchild requests the following rulings be issued regarding the mergers of the three corporate subsidiaries of VSI into VSI:

                  1. The mergers will qualify as a complete liquidation of each of the three corporate subsidiaries (FCSII, FCSI, and FCNMC, which are the partners in FCSC) underss. 332(a) of the Internal Revenue Code of 1986, as amended (the "Code");

                  2. No gain or loss will be recognized by VSI on its receipt of the assets from each of the three corporate subsidiaries underss. 332(a);

                  3. No gain or loss will be recognized by the three corporate subsidiaries on the distribution of their respective assets to VSI in complete liquidation underss. 336 andss. 337(a).

                  Fairchild   requests  the  following   rulings  regarding  the
formation of Subsidiary 1, the distribution of the stock of Subsidiary 1 by VSI to FII, and the distribution of the stock of Subsidiary 1 by FII to RHI:

                  4. VSI will recognize no gain or loss on its transfer of assets (except the Telecommunications business) to Subsidiary 1 in exchange for common stock of Subsidiary 1 and assumption of liabilities by Subsidiary 1 (ss.ss. 351 and 357(a) of the Code and Rev. Rul. 77-449, 1977-2 C.B. 110).

                  VSI's basis in the stock of Subsidiary 1 received in the transaction will equal the basis of the property transferred in exchange therefor, reduced by the sum of the liabilities assumed by Subsidiary 1, or to which assets transferred are taken subject (ss. 358(a) and (d)).

                  5. Subsidiary 1 will recognize no gain or loss on its transfer of assets to Subsidiaries 2, 3, 4, 5, 6 and 7 in exchange for the common stock of Subsidiaries 2, 3, 4, 5, 6 and 7 and the assumption of liabilities by Subsidiaries 2 to 7 (ss.ss. 351 and 357(a) and Rev. Rul. 77-449).

                  Subsidiary 1's basis in the stock of Subsidiaries 2 to 7 received in the transaction will equal the basis of the property transferred to Subsidiaries 2 to 7, respectively, in exchange therefor, reduced by the sum of the liabilities assumed by Subsidiaries 2 to 7 or to which assets transferred are taken subject (ss. 358(a) and (d)).

                  6. No income, gain or loss will be recognized by Subsidiary 1 upon the receipt of the assets of Fastener and D-M-E businesses, stock of FDC, plus real estate held for sale in exchange for stock of Subsidiary 1 and Subsidiary 1's assumption of liabilities (ss. 1032(a)).

                  7. The basis of the assets received by Subsidiary 1 will be the same as the basis of such assets in the hands of VSI immediately prior to the Distribution (ss. 362(b)).

                  8. No income, gain or loss will be recognized by FII as the Shareholder of VSI on its receipt of the Subsidiary 1 common stock pursuant to the Distribution (ss. 355(a)).

                  9. No income, gain or loss will be recognized by RHI as the Shareholder of FII on its receipt of Subsidiary 1 common stock pursuant to the Distribution (ss. 355(a)).

                  10. No income, gain or loss will be recognized by VSI and FII upon the distributions to their respective Shareholders of all of the Subsidiary 1's common stock pursuant to the Distribution (ss. 355(c)).

                                 Schedule 9.2(e)


                  The   Restated   Certificate   of   Incorporation   of  Shared
Technologies (the "Certificate") shall be amended in the following manner:

                  (a) Article Four of the Certificate shall be amended to (i) increase the authorized common shares of the Corporation, $.004 par value, to 50,000,000 and (ii) to increase the authorized shares of preferred stock of the Corporation, $.01 par value, to 25,000,000; and

                  (b) The Certificate shall be amended or a certificate of designation shall be filed to reflect the terms of the Convertible Preferred Stock and the [Special] Preferred Stock in form and substance satisfactory to RHI and consistent with Schedules 3.1 (c) and (b) hereof; and

                  The Amended and Restated Bylaws of the Corporation (the "Bylaws") shall be amended in the following manner:

                  (a) Article II, Section 11 of the Bylaws is deleted in its entirety and is replaced by the following paragraph:

                  "No action requiring shareholder approval may be taken without a meeting of the shareholders entitled to vote thereon."

                  (b) Article III, Section 1 of the Bylaws shall be amended to include the following sentences at the end of such section:

                  "So long as The Fairchild Corporation and its affiliates (collectively, "TFC") owns 25% or more of the common stock of the Corporation that TFC owned on the [Date of Merger] TFC shall have the irrevocable right to appoint four (4) members of the Board of Directors; provided, that so long as Mel D. Borer is President and a Director of the Corporation, TFC shall only be entitled to appoint three (3) directors."

                  "The Board of Directors may not grant any options for, or any other rights to acquire, common stock of the Corporation, except for options issued pursuant to a plan approved by the shareholders or in a transaction with non-affiliates where such party pays cash for such option or right, unless such transaction is approved by a majority of the shareholders."

                  (c) Article III, Section 10 of the Bylaws shall be deleted in its entirety and replaced with the following paragraph:

                  "Executive Committee. The Board of Directors of the Corporation shall have an executive committee consisting of the President, a director appointed by TFC as long as TFC owns at least 25% of the common stock of the Corporation that TFC owned on the [Date of Merger], and a third director appointed by the Board of Directors of the Corporation. All actions taken by the Executive Committee may only be taken pursuant to a unanimous vote by the members thereof."

                  (d) Article III, Sections 11, 12 and 13 shall be amended to include the following sentence as the second sentence of each such section:

                  "As long as TFC owns at least 25% of the common stock of the Corporation, TFC will be entitled to appoint one director to such committee."

                  (e) Article IV, Section 5 shall be amended to include the following sentence at the end of such section:

                  "The Corporation shall have a Vice Chairman of the Board of Directors who shall have such duties as are designated by the Board of Directors."

                  (f) Article IV, Section 6 shall be deleted in its entirety and replaced with the following paragraph:

                  "Executive Officers. The Chairman of the Board of the Corporation shall also be the Chief Executive Officer of the Corporation and shall be the senior executive of the Corporation and shall have overall supervision of the affairs of the Corporation. The President of the Corporation shall also be the Chief Operating Officer of the Company and he shall be responsible for the day-to-day business operations of the Corporation under the direction of the Chief Executive Officer. Each of the Chief Executive Officer and the President shall see that all orders and resolutions of the Board of Directors of the Corporation are carried into effect, subject, however, to the right of the Board of Directors to delegate any specific powers, except as may be exclusively conferred on the President by law, to the Chairman or any other officer of the Corporation. Each of the Chief Executive Officer and the President may execute bonds, mortgages, and other contracts requiring a signature under the seal of the Corporation.

                  (g) Article VIII, Section 1 shall be deleted in its entirety and replaced with the following paragraph:

                  "By Directors or Shareholders. The bylaws of the Corporation may be altered, amended or repealed at any validly called and convened meeting of the shareholders by the affirmative vote of the holders of a majority of the voting power of shares entitled to vote thereon represented at such meeting in person or by proxy and at any validly called and convened meeting of the board of directors by the affirmative vote of at least a majority of the directors (unless such alteration, amendment or repeal in any way adversely affects the rights granted to TFC hereunder or in Article II, Section 11, Article III,
Section 10 or Article IV, Section 6 of these bylaws, in which event a vote of 80% of the directors shall be required); provided, however, that the notice of such meeting shall state that such alteration, amendment or repeal will be proposed."